UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OFF 1934

Date of Report:  May 12, 2003

CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN 47202-3005
(Principal Executive Office) (Zip Code)

(812) 377-5000
(Registrant's telephone number, including area code)

Item 9.  Regulation FD

On April 14, 2003 we issued a press release announcing that we expect to re-audit and restate our 2000 and 2001 financial statements, relating to a previously announced need for a $15.4 million after-tax ($23.1 million pre-tax) accounts payable adjustment.  We also announced that our 2002 Form 10-K would be delayed due to the need to perform the re-audits.  As a result, pending the completion of the audits, we have elected to provide, under Regulation FD, unaudited consolidated financial statements for the years ended December 31, 2001 and 2002, as well as certain other financial and non-financial information.  The financial information included in this filing is subject to change based on the completion of the audits for the three years ended December 31, 2002 by PricewaterhouseCoopers. The following table of contents details the information included in this report:

TABLE OF CONTENTS
Description	Pages
Management's Discussion and Analysis of Unaudited Financial Condition and Results of Operations	3 - 25
Unaudited Consolidated Financial Statements and Supplemental Data	26 - 62
Signatures	63

Management's Discussion and Analysis of Unaudited Financial Condition and Results of Operations
2002 Compared to 2001

Restatement of Prior Period Financial Statements

On April 14, 2003 we announced that we had determined, in consultation with our independent auditors, PricewaterhouseCoopers LLP (PwC), that our financial statements for the years ended December 31, 2000 and 2001 will require restatement.  The restatement is necessary to correct an accounting error related to unreconciled accounts payable accounts for the years 1995, 1998, 1999, 2000, 2001 and 2002.  The unreconciled accounts are primarily associated with the implementation of an enterprise resource planning system at of one of our manufacturing facilities.

The total effect of the error was a reduction in net earnings of $15.4 million ($23.1 million pre-tax) over the affected periods. The impact on earnings in prior periods has not yet been reflected on our Statement of Earnings, but will be reflected in the appropriate periods once the re-audits are completed.  The adjustment has been reflected in our unaudited December 31, 2002 financial statements as follows:

.  Increased Accounts Payable by $21.7 million
.  Decreased Accounts Receivable by $1.4 million
.  Reduced Taxes Payable by $7.7 million
.  Reduced Beginning Retained Earnings by $15.3 million
.  Reduced Net Earnings by $.1 million

Our 2000 and 2001 financial statements were previously audited by Arthur Andersen LLP.  We have asked PwC to conduct a re-audit of our 2000 and 2001 results.  The financial statements included in this filing for the year ended December 31, 2002 are unaudited.  There can be no assurance that the audited consolidated financial statements, once issued, will not contain material changes from the unaudited financial statements filed herewith.  Additionally, as our 2000 and 2001 financial statements are being re-audited, there can be no assurance that there will not be material changes to any 2000 or 2001 financial information discussed herein.  The re-audit has caused a delay in the filing of our 2002 Annual Report on Form 10-K.

Overview

Our net earnings for 2002 were $72 million, or $1.87 per share, on sales of $5.85 billion, compared to a net loss of $102 million or ($2.66) per share on sales of $5.68 billion for the prior year.  Results for 2002, however, included a pre-tax credit of $14 million for costs associated with restructuring actions, an $8 million pre-tax loss related to early retirement of debt and a $3 million credit after tax for the cumulative effect of a change in accounting principle.  Net earnings for 2002 also reflect a one-time $57 million favorable tax adjustment related to the settlement of income tax audits for the years 1994 through 1999.  In comparison, our 2001 loss of $102 million included a pre-tax charge of $125 million related to restructuring actions.

Net Sales

Net sales for each of our key business segments during the last two years are as follows:
$ Millions	2002	2001
Engine Power Generation Filtration and Other International Distributor Elimination of intersegment sales	$ 3,435 1,226 951 574 (333) $ 5,853 =====	$ 3,121 1,422 889 562 (313) $ 5,681 =====

Sales increased in all of our business segments during 2002 compared to 2001 with the exception of the Power Generation Business.  Sales of our Engine Business increased $314 million, or 10 percent, primarily reflecting strong demand in the heavy-duty truck sector in advance of the October 1, 2002 EPA emissions deadline and higher sales for the Dodge Ram truck.  Power Generation sales were $1,226 million, down $196 million, or 14 percent compared to the prior year as a result of lower demand and slow economic activity.  Sales in the Filtration and Other Business were $951 million, up $62 million or 7 percent year-over-year reflecting demand improvement and increased market penetration.  In our International Distributor Business, sales increased $12 million, or 2 percent, compared to 2001, primarily due to increased business at our distributors in Australia and Asia.

Gross Margin

Our gross margin was $1.03 billion in 2002 and $1.02 billion in 2001 with related gross margin percent of net sales of 17.6 percent and 18.0 percent respectively.  Compared to the prior year, gross margin was relatively flat on a net sales increase of $172 million, reflecting changes in sales mix as we transitioned from mature engines to new engines where margins are typically lower at introduction.  In addition, our margins were also affected by lower fixed cost absorption in our Power Generation business due to significant sales decline as a result of weak power generation demand and slightly higher product coverage costs, 3.5 percent in 2002 compared to 3.4 percent in 2001.

Selling and Administrative Expenses

Selling and administrative expenses were $737 million in 2002, an increase of $9 million, or approximately 1 percent higher compared to spending levels a year ago.  The increase in selling and administrative expenses year-over-year is primarily a result of volume variable expenditures, funding of focused growth initiatives and higher variable compensation expense due to improved earnings, partially offset by cost reduction actions.

Research and Engineering Expenses

Research and engineering expenses in 2002 were $203 million, a decrease of $17 million or 8 percent compared to 2001 expenses.  Overall, research and engineering expenses were lower due to cancellation of a major engine development program in the second quarter of 2001 and other cost reduction actions, offset by higher engineering costs related to the development of our 2002 emissions products.

Income from Joint Ventures and Alliances

Our income from joint ventures and alliances was $22 million in 2002, compared to $10 million in 2001.  The increase is primarily attributable to improved earnings across most of our joint ventures, particularly our joint ventures with China National Heavy-duty Truck Corporation in Chongqing, which manufactures heavy-duty and high-horsepower diesel engines and Dong Feng Motors, which manufactures our B and C series midrange engines.  Earnings at our partially owned distributor locations in North America and our new marine joint venture, Cummins Mercruiser, also contributed to the increase in 2002.

Interest Expense

Interest expense was $63 million in 2002 compared to $76 million in 2001, a decrease of $13 million.  Lower borrowings as a result of our preferred securities issuance in 2001 and lower interest rates accounted for a majority of the decrease.  Cash payments of interest during 2002 and 2001 were $52 million and $80 million, respectively and are disclosed in a separate caption in our Consolidated Statement of Cash Flows.

Other Income and Expense

Other income and expense was a net $7 million income in 2002 compared to net zero in 2001.  A majority of the increase is a result of the discontinuance of goodwill amortization in accordance with a newly adopted accounting standard (see Note 6 to the Notes to the Consolidated Financial Statements).  Other income and expense includes several transactions comprising foreign currency exchange, interest income, royalty and technology income and other miscellaneous items.  The major components of other income and expense are disclosed in Note 15 to the Notes to the Consolidated Financial Statements.

Retirement of ESOP Trust Notes

In November 2002, as a result of a covenant conflict with our new revolving credit facility, we elected to repay all of the outstanding 5.61% notes due 2010 issued by the trust of our Employee Stock Ownership Plan (ESOP).  The aggregate redemption price for the ESOP Trust notes was approximately $51 million, plus redemption premiums and accrued interest of approximately $9 million.  The $8 million redemption premium is classified in our Consolidated Statement of Earnings as "Loss on early retirement of debt" and disclosed in Notes 2 and 8 to the Consolidated Financial Statements.

Restructuring Actions

During 2002, we recorded a net $14 million credit related to restructuring actions comprised of a $16 million charge in the second quarter offset by reversals of excess restructuring accruals of $17 million in the second quarter and $13 million in the fourth quarter.  The second quarter charge was precipitated by weak market conditions in our Engine Business and Power Generation Business.  The second and fourth quarter reversals of excess restructuring accruals were related to 2001 and 2000 restructuring actions that were realigned or cancelled.

During 2001 we recorded restructuring charges of $125 million that were directly related to the downturn in the North American heavy-duty truck market and several other end-markets.  These actions were necessary to achieve lower production costs, improve operating efficiencies, and enhance management effectiveness under difficult economic conditions.  The charges included staffing reorganizations and reductions in various business segments, asset impairment write-downs for manufacturing equipment, facility closure and consolidation costs, cancellation of a new engine development program and other exit costs related to small business operations.

Note 7 to the Consolidated Financial Statements includes schedules that present by major cost component and by year of expense, activities related to restructuring actions for the years 2001 and 2002, including adjustments to the original charges.  As of December 31, 2002 all activities associated with our 2001 restructuring actions are complete.  A discussion of our restructuring actions during this period follows:

2002 Restructuring Actions and Consolidation of Heavy-Duty Assembly

In the second quarter 2002, we announced further restructuring actions precipitated by weak market conditions, related primarily to our Engine and Power Generation Businesses and recorded additional restructuring charges of $16 million.  The charges included $11 million attributable to workforce reduction actions, $3 million for asset impairments and $2 million related to facility closures and consolidations.  Of this charge, $5 million was associated with our Engine Business, $4 million with Power Generation, $3 million with Filtration and Other and $4 million with the International Distributor Business.

The charges included severance costs and related benefits of terminating approximately 220 salaried and 350 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations.  These actions reflect overall reductions in staffing levels due to closing operations and moving production to available capacity.  As of December 31, 2002 approximately 200 salaried and 350 hourly employees had been separated or terminated under this plan.  The asset impairment charge relates to equipment available for disposal.  The carrying value of the equipment and the effect of suspending depreciation on the equipment were not significant.

During 2002, we paid approximately $10 million in liabilities related to this plan.  As of December 31, 2002, $2 million remained in accrued liabilities for this plan. We expect to complete this restructuring action in the first quarter 2003 and make all related cash flow payments by the end of second quarter 2003.

This action is expected to generate approximately $13 million in annual savings.  For the year ended December 31, 2002, approximately $6 million in savings was recognized in cost of goods sold.

As part of our continuing effort to reduce our production costs, we announced plans in the fourth quarter of 2002 to consolidate our heavy-duty engine assembly and test operations at our Jamestown, NY plant.  Approximately 200 employees in the heavy-duty engine business will be eliminated as a result of consolidating assembly and test operations at our Columbus, IN engine plant into existing assembly operations at our Jamestown, NY plant. We expect to complete the consolidation by the end of the first quarter 2003. Because the costs incurred in the consolidation plan will benefit continuing activities and, therefore, do not qualify as exit costs, none of the costs were recorded as restructuring charges.

2001 Restructuring Actions

In the second quarter of 2001, primarily as a result of the continuing downturn in the North American heavy-duty truck market and several other end-markets, we announced further restructuring actions and recorded restructuring charges of $125 million.  The charges included $14 million attributable to workforce reduction actions, $110 million for asset impairment and $1 million attributed to the divestiture of a small business operation.  Of this charge, $118 million was associated with the Engine Business, $5 million with the Power Generation Business and $2 million with the Filtration and Other Business.

The workforce reduction actions included overall reductions in staffing levels and the impact of divesting a small business operation.  The charges included severance costs and related benefits of terminating approximately 400 salaried and 150 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations.  All employees affected by this workforce reduction plan and the subsequent fourth quarter 2001 realignment plan were terminated by the end of the fourth quarter 2002 and remaining severance costs and related benefits have been paid.

The asset impairment charge for this restructuring action was for equipment, tooling and related investment supporting a new engine development program that was cancelled in the second quarter of 2001.  The charges included the investment in manufacturing equipment previously capitalized and cancellation charges for capital and tooling purchase commitments.  The charge was reduced by the estimated salvage value related to the planned equipment disposals.  In the second quarter 2002, we recovered $8 million of salvage proceeds on planned equipment disposals, of which $5 million was in excess of estimated recoveries and was reversed against the original restructuring charge.  In the fourth quarter 2002, we recovered $1 million excess of estimated recoveries of salvage proceeds on planned equipment disposals, transferred impaired engine equipment to a US plant as a result of consolidating our ISX assembly and realigned our workforce reduction plan.  These actions resulted in the reversal of an additional $7 million in excess charges related to this plan.

During 2002, we paid approximately $4 million related to liabilities under this plan.  As of December 31, 2002 approximately 400 salaried and 180 hourly employees have been separated or terminated under the workforce reduction actions of this plan.  We have concluded this restructuring action as of December 31, 2002 and no amounts remain accrued related to this action.

For the year ending December 31, 2002, we recognized approximately $24 million in savings under this plan comprised of $14 million in cost of goods sold, $7 million in selling, general and administrative expenses and $3 million in research and engineering expenses.

2000 Restructuring Actions

During the fourth quarter of 2000, we announced restructuring plans primarily in response to the downturn in the North American heavy-duty truck market and several other end-markets where our shipments had declined 35 percent from 1999 and recorded a $160 million restructuring charge.  The charges included workforce reduction costs of $42 million, $102 million for asset impairments (including $30 million for internally developed software) and $16 million associated with exit costs to close or consolidate a number of small business operations.  Of this amount, $131 million was associated with our Engine Business, $19 million with our Power Generation Business and $10 million with our Filtration and Other Business.

The workforce reduction actions included overall reductions in staffing levels and the impact of divesting a small business operation.  The charges included severance and benefit costs of terminating approximately 600 salaried and 830 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations.  In the fourth quarter 2001, we realigned our workforce reduction plan and reallocated $3 million of excess liabilities for termination benefits to workforce reduction actions committed to during that quarter.  All employees affected by this workforce reduction plan were separated or terminated by June 30, 2002 and all remaining severance costs and related benefits under this action were paid by December 31, 2002.  Approximately 660 salaried and 725 hourly employees were affected by this plan.

The asset impairment charge of $102 million for this restructuring action was calculated in accordance with the provisions of Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".  Approximately $30 million of the charge consisted of capitalized software-in-process related to manufacturing, financial and administrative information technology programs that were cancelled during program development and prior to implementation.  The remaining $72 million included $38 million for engine assembly and fuel system manufacturing equipment to be disposed of upon closure or consolidation of production operations.  The equipment was expected to continue in use and be depreciated for approximately two years from the date of the charge until closure or consolidation. The expected recovery value of the equipment was based on estimated salvage value and was excluded from the impairment charge.  The charge also included $11 million for equipment available for disposal, $6 million for properties available for disposal, $10 million for investments, and $7 million for intangibles and minority interest positions related to divesting smaller operations and investments.  The carrying value of assets held for disposal and the effect of suspending depreciation on these assets was not significant.

In the second quarter 2002, we cancelled plans to close a filtration manufacturing plant, transferred impaired power generation equipment that was previously slated for disposal to a foreign operation and realigned our workforce reduction plan.  These actions resulted in a reversal of $12 million in excess charges related to this plan.  In the fourth quarter 2002, we moved our ISX assembly and test operations to our Jamestown, NY plant.  As a result of this action, asset removal costs previously provided for at the two production facilities were no longer needed.  This action resulted in a reversal of $5 million in excess charges related to this plan.

During 2002, we paid approximately $12 million related to liabilities under this plan.  As of December 31, 2002, all activities associated with this restructuring plan are completed.

For the year ending December 31, 2002 , we recognized approximately $60 million in savings under this plan comprised of $46 million in cost of goods sold, $12 million in selling, general and administrative expenses and $2 million in research and engineering expenses.

Provision for Income Taxes

Our income tax provision in 2002 was a benefit of $42 million, including a one-time favorable tax adjustment credit of $57 million related to the settlement of income tax audits for the years 1994 through 1999.  Excluding the one-time adjustment our 2002 income tax provision reflects a 20 percent effective tax rate from operations and an effective tax rate of 35 percent for restructuring credits and early retirement of debt charges.  Our tax provision in 2001 was a benefit of $42 million, combining a negative effective tax rate of 17 percent from operations and an effective tax rate of 33 percent for restructuring charges.  The effective tax rate from operations in 2002 and 2001 reflected reduced taxes on export sales, research tax credits and dividends on preferred securities, which are deductible as interest expense for federal tax purposes.

Note 12 of the Notes to the Consolidated Financial Statements includes a more complete disclosure of our income taxes.  The amount of income taxes paid in 2002 and 2001 is disclosed in our Consolidated Statement of Cash Flows.

Minority Interest

Minority interest in income of our consolidated operations was $17 million in 2002 compared to $15 million in 2001.  The increase over 2001 is primarily from higher earnings due minority partners as a result of improved earnings in the operating results of Cummins India Limited and Wuxi Holset Ltd.

Dividends on Preferred Securities

Dividends on our preferred securities were $21 million in 2002 compared to $11 million in 2001.  Our preferred securities were issued in June 2001 and results for that year include dividend payments for the last two quarters while 2002 results include dividend payments for the full year.

Cumulative Effect of a Change in Accounting Principle

During the fourth quarter of 2002, we changed the measurement date for measuring our return on pension plan investments and our minimum liability for pension obligations from September 30 to November 30.  This change in measurement date aligns more closely with the date of our financial statements and we believe provides a more current measurement of plan assets and obligations than previously presented.  The impact of this change is reported in our Consolidated Statement of Earnings as a change in accounting principle.  The cumulative after tax effect of the change was a $3 million credit, or $0.07 per share, recorded as of January 1, 2002.  The effect of this change in accounting principle on our 2002 net earnings was not significant.

Net Earnings

Net earnings for the year ending 2002 were $72 million, or $1.87 per share, compared to a net loss of $102 million or ($2.66) per share in 2001.  Net earnings for 2002 included a pre-tax credit of $14 million for excess restructuring accruals, an $8 million pre-tax loss on early retirement of debt, and a $3 million credit net of tax for the cumulative effect of a change in accounting principle related to pensions.  Also reflected in 2002 net earnings is a one-time $57 million favorable tax adjustment related to settlement of income tax audits for the years 1994-1999.  In comparison, our 2001 loss of $102 million included a pre-tax charge of $125 million related to restructuring actions.

A majority of the increase in net earnings in 2002 compared to 2001 is attributable to higher sales volume and better overhead absorption at our engine manufacturing plants, earnings improvement in our Filtration and Other Business, improved earnings at our joint ventures and alliances and the discontinuance of goodwill amortization, offset by lower earnings in our Power Generation Business.

Business Segment Results

Engine Business

The revenues and operating income for the Engine Business segment for the two years ended December 31, 2002 were as follows:
$ Millions	2002	2001
Net Sales Earnings (loss) before interest, income taxes and restructuring and other charges (credits) Restructuring and other charges (credits) Earnings (loss) before interest and income taxes	$ 3,435 28 (12) $ 40 =====	$ 3,121 (91) 118 $ (209) =====

Total net sales for our Engine Business were $3.44 billion in 2002 compared to $3.12 billion in 2001, an increase of $314 million, or 10 percent, primarily due to strong sales of our Dodge Ram truck engine and an upturn in heavy-duty OEM engine shipments prior to the October 1 new emissions standards.

A summary of net sales for the Engine Business by market follows:
$ Millions	2002	2001
Heavy-Duty Truck Medium-Duty Truck and Bus Light-Duty Automotive Industrial High-Horsepower Industrial	$ 1,069 599 781 743 243 $ 3,435 ======	$ 940 577 576 748 280 $ 3,121 ======

The Engine Business shipped 308,200 units in 2002, an increase of 24,000 units, or 8 percent, compared to 284,200 units shipped in 2001. A summary unit shipments for the Engine Business by engine category follows:

Unit Shipments	2002	2001
Mid-Range Heavy-Duty High-Horsepower	251,100 53,600 3,500 308,200 ======	231,900 48,200 4,100 284,200 ======

Heavy-Duty Truck

Sales to the heavy-duty truck market were $1.07 billion in 2002, up $129 million, or 14 percent, compared to sales in 2001.  The increase primarily reflects an upturn in North American OEM engine shipments in response to accelerated purchases prior to the October 1, 2002 effective date of the new emissions standards.  Unit shipments of our heavy-duty truck engines in 2002 were 43,400 units compared to 37,900 units in 2001, an increase of 15 percent year-over-year.  Sales to the heavy-duty international truck market were relatively flat compared to 2001.  Shipments of our heavy-duty ISX truck engine more than doubled compared to the prior year.

Medium-Duty Truck and Bus

Medium-duty truck and bus revenues increased $22 million, or 4 percent, above sales levels a year ago reflecting a slight increase in demand as a result of the October 1, 2002 emissions standards.  Unit shipments to the North American medium-duty truck market were down 24 percent compared to a year ago.  Medium-duty shipments to international markets increased 10 percent, primarily in Asia.  Bus engine sales declined 8 percent globally while total unit shipments were down 11 percent, primarily to international customers as shipments to North American OEMs declined 3 percent compared to 2001.

Light-Duty Automotive

Revenues from our light-duty automotive market increased $205 million, or 36 percent, compared to 2001 revenues.  Total unit shipments were up 27 percent compared to the prior year, with the increase evenly distributed between shipments to DaimlerChrysler AG and shipments to OEMs in the North American RV market.  Shipments of our ISB engine to DaimlerChrysler AG for the Dodge Ram truck were 99,900 units in 2002, an increase of 23,700 units, or 31 percent higher than a year ago, primarily driven by the introduction of the new Dodge Ram truck model.  Unit shipments to the recreational vehicle market were up 38 percent year-over-year from previously weak demand levels, reflecting some recovery in consumer markets and growth in the diesel-powered segment of this market.

Industrial

Total industrial sales to the construction, marine and agricultural markets were down $5 million, or relatively flat compared to 2001. Sales to the construction segment of this market were down slightly year-over-year with unit shipments to North America and international OEM's down 8 percent and 7 percent, respectively. Engine sales to the agricultural equipment market were up 16 percent compared to 2001, primarily due to international OEM's in Latin America. Sales to the North American market increased 7 percent. In the marine market, sales were down 6 percent compared to the prior year, partially as a result of our new joint venture with Brunswick Corporation, Cummins Mercruiser. Sales of our midrange engines for marine applications are now recorded by the joint venture.

High-Horsepower Industrial

Sales of our V, K and Q series high-horsepower industrial engines in 2002 were down $37 million or 13 percent compared to the prior year. Unit shipments to the North American mining market declined 46 percent while shipments to international OEM's in the mining markets declined 11 percent compared to 2001. Shipments of high-horsepower engines to the rail sector, which is primarily international business, were down 22 percent from the prior year. Shipments of our high-horsepower engines to government markets, primarily V series military applications, were up 28 percent with the majority of the increase in international business.

Earnings from Operations

Earnings before interest, taxes and restructuring actions increased from a loss of $91 million in 2001 to earnings of $28 million in 2002, an improvement of $119 million.  The improvement is primarily a result of higher engine volumes and the accompanying benefit of fixed cost absorption at our manufacturing plants and our continued focus on cost reduction partially offset by slightly higher product coverage expenses.  Over the last two years, we have lowered our break-even point through restructuring actions and cost-reduction efforts to better align our production costs with expected industry demand levels.

Power Generation Business

The revenue and operating income for the Power Generation Business segment for the two years ended December 31, 2002 were as follows:
$ Millions	2002	2001
Net Sales Earnings (loss) before interest, income taxes and restructuring and other charges (credits) Restructuring and other charges (credits) Earnings (loss) before interest and income taxes	$ 1,226 (26) 1 $ (27) ======	$ 1,422 81 5 $ 76 =====

Sales in our Power Generation Business were $1.23 billion, down $196 million or 14 percent compared to 2001.  A majority of the decline is a result of lower generator set sales, down 26 percent and lower generator drive engine sales, down 24 percent, offset by increased sales to the mobile and recreational vehicle markets, up 22 percent compared to 2001.  Total engine shipments for the power generation market were 23,700 units, down 4,000 units, or 14 percent lower than a year ago, reflecting weak demand and slow economic growth in this market.

A summary of engine unit shipments for the Power Generation Business by engine category follows:
Unit Shipments	2002	2001
Mid-Range Heavy-Duty High-Horsepower	14,000 4,300 5,400 23,700 =====	13,800 6,900 7,000 27,700 =====

Total unit sales of midrange engines to the power generation market were up 200 units, or 1 percent compared to 2001.  Midrange engine generator drive units increased 18 percent over the same period while unit sales to the midrange generator set market were off 15 percent.  Total unit sales of heavy-duty engines to the power generation market decreased 2,600 units, or 38 percent, compared to 2001.  Heavy-duty generator drive units were off 45 percent from a year ago while generator sets powered by heavy-duty engines were down 21 percent year over year.  High-horsepower unit sales in the power generation business decreased 1,600 units, or 23 percent compared to 2001.  High-horsepower generator drive units declined 11 percent year-over-year while generator sets driven by high-horsepower units decreased 34 percent from the prior period.  The decline in unit shipments is attributable to weakening demand in the heavy-duty and high-horsepower power generation equipment markets.

Most of the decline in generator drive units for stationary power occurred in North America, Latin America and Europe and was offset by slight increases in shipments to India and Southeast Asia markets.  A majority of the decline in generator set units is attributable to weak demand in North America, Latin America and Europe.

Sales of alternators increased 6 percent in 2002 compared to 2001 while sales of small generator sets for recreational vehicles and other consumer applications increased 22 percent in 2002 reflecting strong demand in this segment.

Earnings from Operations

In 2002, Power Generation incurred an operating loss before interest, taxes and restructuring actions of $26 million, compared to earnings before interest, taxes and restructuring actions of $81 million last year.  The overall decline in margin and earnings before interest and taxes in the Power Generation business is attributable to several factors.  First is the decrease in volume due to weak demand. Second is a shift in sales mix, with a decline in unit shipments of higher margin heavy-duty and high-horsepower products.  Third, the overall decline in sales volume resulted in underabsorption of fixed overhead costs at our manufacturing facilities.  Fourth, is that excess inventory in the marketplace continues to create pricing pressures resulting in heavier discounting to retain market share.  Finally, utilization of Power Generation's rental fleet is lower in 2002 compared to last year due to overall weak demand, resulting in reduced profitability of our rental business.

Filtration and Other Business

The revenues and operating income for the Filtration and Other Business segment for the two years ended December 31, 2002 were as follows:

$ Millions	2002	2001
Net Sales Earnings (loss) before interest, income taxes and restructuring and other charges (credits) Restructuring and other charges (credits) Earnings (loss) before interest and income taxes	$ 951 88 1 $ 87 =====	$ 889 66 1 $ 65 =====

Filtration and Other Business revenues were $951 million in 2002, up $62 million, or 7 percent, compared to 2001 sales.  Revenues from filtration products in the U.S were up $30 million, or 6 percent, over the comparable quarter a year ago, reflecting demand improvement and increased market penetration at North American OEMs.  Sales to OEMs in Europe, Australia, Mexico and other international locations also increased compared to 2001.  Revenues from the sale of Holset turbochargers were up 15 percent compared to 2001, primarily from continuing strong business in China.  Approximately 27 percent of the increase in 2002 revenues for this business segment are attributable to Holset products.

Earnings from Operations

Earnings before interest, taxes and restructuring actions for the Filtration and Other Business in 2002 were $88 million, up $22 million, or 33 percent, compared to $66 million in earnings a year earlier.  The improvement in profitability is primarily a result of volume increases and the discontinuance of approximately $9 million in goodwill amortization.  In addition, incremental expenses from this segment's new Emission Solutions business were offset by benefits from restructuring actions and our Six Sigma cost reduction efforts.

International Distributor

The revenues and operating income for the International Distributor Business segment for the two years ended December 31, 2002 were as follows:
$ Millions	2002	2001
Net Sales Earnings (loss) before interest, income taxes and restructuring and other charges (credits) Restructuring and other charges (credits) Earnings (loss) before interest and income taxes	$ 574 32 4 $ 28 =====	$ 562 27 1 $ 26 =====

Revenues from the International Distributor Business were $574 million, up $12 million, or 2 percent compared to 2001.  Sales of parts and engines increased at distributor locations in Australia, East and Southeast Asia, partially offset by sales declines in Latin America, primarily Argentina and Central Europe, primarily Germany.  Sales for 2001 include $42 million of certain OEM sales that are now classified and reported as sales in the Engine Business segment.  This reporting change had no affect on reported earnings results in either business segment.

Earnings from Operations

Earnings before interest, taxes and restructuring actions, for the International Distributor Business were $32 million in 2002 compared to $27 million in 2001.  The increase in earnings in 2002 is primarily a result of increased engine and parts sales at our distributors in East Asia, Southeast Asia and South Pacific and offset by lower sales from distributors in Central Europe, primarily Germany.  Earnings from operations in 2001 were lower primarily from the effect of foreign currency exchange losses at our Latin America distributor in Argentina.

Geographic Markets

Sales to international markets in 2002 were $2.65 billion, or 45 percent of total net sales compared to $2.64 billion, or 46 percent of total net sales in 2001.  A summary of our net sales by geographic territory for the last two years follows:
$ Millions	2002	2001
United States Asia/Australia Europe/CIS Mexico/Latin America Canada Africa/Middle East	$ 3,202 1,023 763 423 283 159 $ 5,853	$ 3,045 901 832 471 303 129 $ 5,681

Shipments of heavy-duty truck engines to international markets in 2002 decreased 3 percent compared to a year ago, primarily to Latin America and Central Europe, partially offset by increased shipments to Mexican OEM's.  Shipments of midrange automotive engines to international markets increased 10 percent in 2002, primarily to Latin America OEM's.  Engine shipments to the international bus market decreased 20 percent compared to a year ago, primarily to China, India and Mexico, where shipments declined over 2000 units compared to 2001.  Shipments of light-duty automotive engines to international markets declined 4 percent in 2002 compared to 2001.  Engine shipments to international agricultural and construction equipment markets were down 3 percent in 2002 compared to 2001 due to weak market conditions.  Engine shipments to international mining and rail markets were down 17 percent from the prior year.

Sales to the Asia/Australia region increased $122 million, or 14 percent compared to 2001, primarily from increased demand for engines, generator drives and sales at our Australian distributorship.  Sales to Europe/CIS, representing 13 percent of total sales and 29 percent of international sales in 2002, were down 8 percent compared to the prior year, mostly in the heavy-duty truck markets in the UK.  Business in Mexico, Brazil and Latin America decreased 10 percent in 2002 compared to 2001, primarily from lower power generation revenues and a decline in bus sales, and offset by increased engine sales to the agricultural market.  Sales to Canada, representing 5 percent of net sales in 2002, were down 7 percent compared to 2001 due to lower heavy-duty truck production and lower sales of filtration products.  Sales to Africa/Middle East increased 23 percent in 2002 compared to 2001, primarily from engines and parts sales at our distributors in Dubai, Zimbabwe and South Africa.

Liquidity and Capital Resources

Cash Flows

The following table sets forth key elements of the Company's cash flows for the last two years:
$ Millions	2002	2001

Net cash provided by operating activities
Net cash used in investing activities
Net cash provided by (used in) financing activities
Effect of exchange rate changes on cash
Net change in cash and cash equivalents

	$ 188 (122) 117 2 $ 185	$ 142 (106) (27) (1) $ 8

Cash from Operations.  Our operating activities provided positive cash flow of $188 million in 2002 compared to $142 million in 2001.  The increase was largely due to the improvement in net earnings from a net loss of $102 million in 2001 to net earnings of $72 million in 2002, or an increase of $174 million partially offset by decreases in non-cash adjustments for restructuring and asset impairment charges, down $79 million, and non-cash adjustments for earnings of our joint ventures and alliances, down 17 million.  Depreciation and amortization declined $10 million from the prior year, primarily due to the discontinuance of goodwill amortization which did not effect cash flows.  Cash flows from operating activities, primarily net change in working capital components, were reduced $27 million from changes in accounts receivable, inventories, accounts payable and other operating assets and liabilities.  Accounts receivable increased $123 million, partially due to repayment of our securitization program but was offset by a reduction in inventory and an increase in accounts payable.

Investing Activities.  Net cash used in investing activities was $122 million in 2002 compared to $106 million a year ago, an increase of $16 million.  Cash flows from investing activities in 2001 benefited from $143 million in proceeds from sale-leaseback transactions.  Excluding the cash flows from these transactions, net cash used in investing activities was $249 million in 2001 compared to $122 million in 2002, or a decrease of $127 million year-over-year.  Most of the decline was a result of lower capital spending in 2002, down $116 million compared to 2001.  Reduced capital spending remains a priority in 2003 as we estimate our capital expenditures will be $130 million, up $40 million compared to 2002, but down considerably from the $200 million spending levels in 2001.  Capital expenditures during the first half of 2001 included significant spending for the cancelled Dakota engine program.  Capital expenditures during the fourth quarter of 2002 were $36 million compared to $48 million a year ago. Investments in and advances to our joint ventures and alliances represented a cash outflow of $55 million in 2002 compared to $46 million a year ago.  The advances include both long-term investment and short-term funding for working capital needs of our joint ventures.  Cash inflows from investing activities in 2002 also included $21 million in proceeds from the sale of a previously consolidated distributorship, $6 million in proceeds from the sale of a distributorship acquired during the second quarter ($5 million outflow for business acquisition) and $9 million of proceeds from assets sold to the newly formed marine business joint venture, Cummins Mercruiser.  Cash inflows from investing activities in 2002 also include proceeds of $55 million from the sale of marketable securities offset by $116 million of cash outflows for purchases of marketable securities.

Financing Activities.  Net cash provided by financing activities was $117 million in 2002 compared to a net use of cash for financing activities of $27 million in 2001.  A significant financing activity providing cash in 2002 was issuance of our 9.5% Notes during the fourth quarter.  Net proceeds of $244 million from this issuance were used to repay borrowings under our accounts receivable securitization program and were also used to retire our 6.25% Notes that matured in the first quarter 2003.  Significant financing activities in 2001 included $291 million in proceeds from the issuance of our preferred securities in the second quarter of 2001 of which $247 million was used to repay borrowings under our short-term credit agreements during that quarter.  Payments on long-term borrowings were $87 million in 2002 and included early retirement of our ESOP Trust Notes.  Net borrowings under short-term credit agreements were $4 million during 2002 compared to $248 million in 2001.  Dividend payments on our common stock were $50 million in 2002 and 2001.

Cash and cash equivalents at December 31, 2002 were $237 million, an increase of $185 million compared to $52 million of cash and cash equivalents last year.  A majority of the increase in cash and cash equivalents occurred in the fourth quarter when we received net proceeds of $244 million from the issuance of our 9.5% Notes.

Management Assessment of Liquidity

Since fiscal 2000, we have made a strategic effort to reduce our borrowings, improve our cost structure and improve efficiencies from continuing operations through monetization of assets and restructuring actions.  As a result, we have undertaken various initiatives to improve cash flow, reduce debt obligations and improve financial flexibility during that period.  Our operations have historically generated sufficient cash to fund our businesses, capital expenditures, research and development and dividend payments.  Cash provided by continuing operations is a major source of our working capital funding.  At certain times, cash provided by operations is subject to seasonal fluctuations, and as a result, periodic borrowings are used to fund our working capital requirements.  We have available various short and long-term credit arrangements which are discussed below and disclosed in Note 8 to our Consolidated Financial Statements.  These credit arrangements and our accounts receivable securitization program provide the financial flexibility required to satisfy future short-term funding requirements for our debt service obligations, projected working capital requirements and capital spending.  During the fourth quarter of 2002, we completed two major financings. We finalized a new three-year revolving credit facility for $385 million with a group of banks.  We also issued $250 million in Senior Notes.  With these financing arrangements in place, we believe we have substantial liquidity to fund our operations, including a reasonable cushion for economic uncertainties.  With the exception of payments required under our operating lease agreements, and our 6.25% Notes due in March 2003, there are no major fixed cash payment obligations occurring until 2005 when our 6.45% Notes with principal amount of $225 million mature.  Based on projected cash flows from operations and existing credit facilities, we believe we have sufficient liquidity available to meet anticipated capital, debt, interest, pension and dividend requirements in the foreseeable future.

During the fourth quarter of 2000, we entered into a receivable securitization program, which provides a cost-effective method to fund our trade accounts receivables.  This program diversifies our funding base by providing a flexible source of funding.  Proceeds from this funding are not reported on our balance sheet.  As of December 31, 2002 there were no amounts outstanding under this program.  Note 4 to the Consolidated Financial Statements contains a more complete description of the securitization program and discloses certain cash flows related to the program.

In the second quarter of 2001, we issued 6 million shares of cumulative convertible preferred securities subject to mandatory redemption through Cummins Capital Trust I, a wholly-owned subsidiary.  The net proceeds of $291 million from the issuance were used to repay outstanding indebtedness under our revolving credit agreement.  Dividends on the preferred securities are payable at an annual rate of 7% of the $50 per share liquidation preference on March 15, June 15, September 15 and December 15 of each year or approximately $5.3 million in each quarter.  Due to the delay in the filing of our 2002 Form 10-K as a result of the re-audits, we have also exercised our right to suspend the use of the resale prospectus in our effective registration statement regarding the convertible preferred securities. Exercising this right has resulted in the accrual of an additional 0.5% dividend on these securities beginning on March 1, 2003 which we will continue to pay until the use of the prospectus is resumed upon the filing of our Form 10-K. A complete description of the preferred securities is disclosed in Note 9 to the Consolidated Financial Statements.

During the second and third quarters of 2001, we entered into three sale-leaseback agreements whereby we sold certain manufacturing equipment and aircraft and received $143 million in proceeds from the transactions.  The leases were accounted for as operating leases. We used the proceeds from these transactions to reduce our indebtedness and to fund our working capital requirements.  Note 18 to the Consolidated Financial Statements contains a description of the sale-leaseback transactions.

During 2002, 2001 and 2000, the Company recorded significant charges to restructure its operations, largely focused in the Engine Business.  These actions and the resulting charges were taken in response to the downturn in the North American trucking industry and related conditions and included workforce reductions, asset impairment losses, termination of a new engine development program and other charges.  Total net cash outflows associated with these actions approximated $46 million, the majority of which has already been disbursed, including $26 million in 2002.  The associated annual savings of these restructuring actions are estimated at $103 million upon completion.  Note 7 to the Consolidated Financial Statements describes in detail the restructuring actions we have taken during the last three years.

In November 2002, we entered into a new revolving credit facility that replaced our prior revolving credit facility.  The new revolving credit facility provides for aggregate borrowings of up to $385 million and is available on a revolving basis for a period of three years.  Borrowings are primarily available in US dollars, although up to $60 million of the new credit facility is available for multi-currency borrowings and multi-currency letters of credit.  Up to $150 million is available for total letters of credit and up to $50 million is available for swing line loans.  We and a number of our subsidiaries are permitted to borrow and obtain letters of credit under the new revolving credit facility, although the aggregate amount of borrowings by, and letters of credit issued for the benefit of our subsidiaries under the new facility may not exceed $60 million.  As of December 31, 2002 there were no borrowings outstanding under this credit facility and $94 million was utilized for letters of credit.  Note 8 to the Consolidated Financial Statements contains a more complete description of our new revolving credit facility.

In November 2002, we issued $250 million of unsecured 9.5% Senior Notes that mature in 2010.  Proceeds from the issue were approximately $244 million, net of debt issue costs.  Interest on the Notes is payable on June 1 and December 1 each year.  We can redeem the Notes in whole or in part at any time after December 1, 2006 at a premium equal to 104.75% of par, declining to par in 2008, plus accrued interest.  Proceeds from the notes were used to repay amounts outstanding under our receivable securitization program and $125 million of the proceeds were used to retire our 6.25% Notes that matured in March 2003.  In connection with the Senior Notes offering, we agreed to file an exchange offer registration statement with the SEC and complete that filing no later than May 19, 2003. Due to the delay in the filing of our Form 10-K, we are not able to meet this deadline. As a result, we are contractually obligated to pay an additional 0.25% interest on the notes for every 90 days that the filing of the registration statement is delayed up to a maximum increase of 1%. A more complete description of our Senior Notes is disclosed in Note 8 to the Consolidated Financial Statements.

Contractual Obligations and Commercial Commitments

A summary of payments due by period of our contractual obligations and commercial commitments as of December 31, 2002 are shown in the tables below.  A more complete description of these obligations and commitments is included in the Notes to the Consolidated Financial Statements as referenced below.
Contractual Cash Obligations $ Millions	2003	2004-2005	2006- 2007	After 2007	Total
Revolving credit facility Loans payable Long-term debt Capital leases Operating leases Preferred Securities of Subsidiary Trust	$ - 19 119 1 70 - $ 209 ====	$ - - 245 2 104 - $ 351 ====	$ - - 4 1 81 - $ 86 ====	$ - - 786 1 193 300 $ 1,280 =====	$ - 19 1,154 5 448 300 $ 1,926 =====
Other Commercial Commitments $ Millions	2003	2004- 2005	2006- 2007	After 2007	Total
Standby letters of credit Guarantees of 3rd party obligations Residual value guarantees	$ 100 69 112 $ 281 ====	$ - - - $ - ====	$ - - - $ - ====	$ - - - $ - ====	$ 100 69 112 $ 281 ====

Financial Covenants and Credit Rating

A number of our contractual obligations and financing agreements, such as our accounts receivable securitization program, our financing arrangements for independent distributors, our new revolving credit facility and our equipment sale-leaseback agreement, have restrictive covenants and/or pricing modifications that may be triggered in the event of revisions to our credit rating.  Our corporate credit rating is currently "BB+" from Standard & Poor's, with a negative outlook, and "Ba1" from Moody's, with a negative outlook.  Our long-term senior unsecured debt rating is currently "BB+" from Standard & Poor's, with a negative outlook, and "Ba2" from Moody's, with a negative outlook.  Our long-term senior unsecured debt rating was downgraded by Moody's from "Ba1" to "Ba2" on November 7, 2002 as a result of us securing borrowings under the new revolving credit facility.  Any rating can be revised upward or downward or withdrawn at any time by a rating agency if it decides the circumstances warrant that change, and there can be no assurance that our debt ratings will not be lowered further or withdrawn by a rating agency.  Any future lowering of our credit ratings could further increase the cost of our financing agreements and arrangements, and also have a negative impact on our ability to access the capital markets or borrow funds at current rates.  However, we do not believe further downgrade of our debt rating will have a material impact on our financial results or our financial condition.  The following is a discussion regarding the impact of the debt ratings on our financing arrangements.

Accounts Receivable Securitization Program

Our accounts receivable securitization program began in December 2000.  As of December 31, 2002, there were no proceeds outstanding under the securitization program and as of December 31, 2001, $55 million was outstanding under the program.  The agreement for this program previously required us to maintain a minimum investment grade credit rating in our long-term senior unsecured debt.  As a result of the Moody's downgrade in April 2002, we renegotiated the terms of the securitization agreement and amended the requirement to maintain a minimum investment grade credit rating.  The terms of the new agreement provide for an increase in the interest rate and fees under this program of approximately $0.5 million annually at current funding levels.  As a result of amending the requirement, neither the October 2002 Standard & Poor's downgrade, nor the November 2002 Moody's downgrade affected our funding under this program.  Further downgrade of our debt rating will require us to renegotiate the terms of our securitization agreement in order to continue funding under this program.  Note 4 to the Consolidated Financial Statements provides a more complete discussion of our accounts receivable securitization program.

Financing Arrangements and Guarantees for Distributors

US Distributors

We guarantee the revolving loans, term loans and leases in excess of a specified borrowing base for certain independently owned and operated North American distributors as well as distributors in which we own an equity interest.  The agreement requires us to maintain a minimum investment grade credit rating for our long-term senior unsecured debt.  As a result of the Moody's downgrade in April 2002, our guarantee under the operating agreement for our guarantee program increased to the full amount of distributor borrowings outstanding under the program.  In the interim, the program lender agreed to waive the additional guarantees of distributor indebtedness that were required upon our ratings downgrade and continued to fund the distributors under this program.  We then amended the operating agreement with the lender under the program to lower the rating trigger.  Subsequently, as a result of the Moody's downgrade in November 2002, our guarantee under the operating agreement for the guarantee program again increased to the full amount of distributor borrowings under this program.  We again amended the operating agreement with the lender under the program, lowering the rating trigger for a period of approximately two years.  Under the amended agreement, if our long-term senior unsecured debt rating falls below "BB" with Standard & Poor's or below "Ba2" with Moody's, the lender under the program could elect to curtail distributor borrowings and the amount of our guarantee would increase to the total distributor borrowings outstanding under the program.  This rating level trigger remains in effect until August 31, 2004, at which time the rating trigger reverts to a rating of below "BBB-" for Standard & Poor's or below "Baa3" for Moody's.

In addition, in the event the rating on our long-term senior unsecured debt falls below the thresholds described above, we will also be required to pay the lender a monthly fee equal to 0.50 percent per annum on the daily average outstanding balance of each financing arrangement under the operating agreement.  Further, in the event that any distributor defaults under a particular financing arrangement, we will be required to purchase the assets of that distributor that secure its borrowings under the financing arrangement.

The operating agreement will continue in effect until February 7, 2007, and may be renewed by the parties for additional one-year terms.  As of December 31, 2002, we had guaranteed $43.2 million of financing arrangements under the operating agreement relating to US distributor borrowings of $292.2 million.

Canadian Distributors

We have entered into a number of guarantee agreements with a Canadian lender pursuant to which we have agreed to guarantee borrowings of certain independent distributors of our products in Canada.  Under the terms of these agreements, our guarantee with respect to any one financing arrangement between a distributor and lender is limited to 50 percent of the aggregate principal amount of the financing.  As of December 31, 2002, we had $15.4 million of guarantees outstanding under these guarantee agreements relating to distributor borrowings of $30.7 million.

New Revolving Credit Facility

In November 2002, we entered into a new revolving credit facility that replaced our prior revolving credit facility.  The new revolving credit facility provides for aggregate borrowings of up to $385 million and is available on a revolving basis for a period of three years.  Borrowings are primarily available in US dollars, although up to $60 million of the new credit facility is available for multi-currency borrowing and letters of credit, up to $150 million is available for letters of credit and up to $50 million is available for swing line loans.  We and a number of our subsidiaries are permitted to borrow and obtain letters of credit under the new revolving credit facility, although the aggregate amount of borrowings by, and letters of credit issued for the benefit of, our subsidiaries under the new facility may not exceed $60 million.

We guarantee all borrowings of our subsidiaries under the new revolving credit facility.  In addition, our principal domestic subsidiaries guarantee all borrowings under the new revolving credit facility, although certain of those guarantees are limited by the terms of our existing public indenture (which governs a number of our existing notes and debentures) that restrict the ability of our subsidiaries to incur or guarantee indebtedness, and are limited by similar terms in the indenture governing our $250 million senior notes.

Borrowings under the new revolving credit facility (other than swing line loans) bear interest at a rate equal to, at our option:

  the London inter-bank offered rate (LIBOR) plus a spread ranging from 0.875 percent to 2.5 percent based on our credit rating and utilization of the credit facility; or

  the Alternate Base Rate or ABR (which is the greater of the administrative agent's prime rate and the federal funds effective rate plus 0.5 percent) plus a spread ranging from 0 percent to 1.5 percent based on our credit rating and utilization of the credit facility.

Following the November 2002 downgrade from Moody's, the effective rate of interest on our borrowings under the new revolving credit facility increased from LIBOR plus 175 basis points to LIBOR plus 200 basis points.

Swing line loans bear interest at the ABR rate plus a spread based on our credit rating and utilization of the new revolving credit facility, or such other rate as is agreed to by us and the swing line lender.  We are required to pay quarterly facility fees on unused commitments under the new revolving credit facility, which fees are based upon our credit rating.  We also are required to pay an annual administration fee to the administrative agent for the facility.

Our obligations and the obligations of our subsidiaries under the new revolving credit facility are secured by security interests in substantially all of our assets and the assets of our domestic subsidiaries that guarantee obligations under the facility (other than shares of stock or indebtedness of our subsidiaries that are "restricted subsidiaries" under the terms of our existing public indenture and other than assets that are considered "principal properties" of ours or of our "restricted subsidiaries" under the terms of our existing public indenture).

The terms of the new revolving credit facility contain covenants that restrict our ability, and the ability of our subsidiaries to, among other things, incur liens, enter into sale and leaseback transactions, enter into merger, consolidation or asset sale transactions, dispose of capital stock of subsidiaries, incur subsidiary indebtedness and enter into swap transactions.  The new revolving credit facility also restricts our ability to, under the terms of our existing public indenture, redesignate "unrestricted subsidiaries" as "restricted subsidiaries" or designate future subsidiaries as "restricted subsidiaries".  The new revolving credit facility also contains the following financial covenants:

  We may not permit our net worth to fall below an amount equal to the sum of (1) $1.15 billion and (2) 25 percent of the sum of our consolidated net earnings for each of the fiscal quarters commencing after September 29, 2002 to and including the most recent fiscal quarter prior to the date on which the net worth calculation is made and (3) 75 percent of the amount by which our net worth has increased as a result of our issuance of capital stock after September 29, 2002;

  We may not permit the ratio of (1) the sum of our consolidated indebtedness and our securitization financings to (2) the sum of our consolidated indebtedness, securitization financings and net worth to be equal to or greater than 0.55 to 1.0; and

  We may not permit the ratio of (1) our consolidated EBITDA minus capital expenditures to (2) our consolidated interest expense for any period of four consecutive quarters, to be less than 1.50 to 1.0.

For purposes of the financial covenants described above, "net worth," "consolidated net income," "consolidated indebtedness," "consolidated EBITDA," "consolidated interest expense" and other financial measurements are calculated in the manner provided by the terms of the new revolving credit facility agreement.

As of December 31, 2002, we did not have any outstanding borrowings under this revolving credit facility and we were in compliance with all of the covenants of this agreement. See Note 1 to the Consolidated Financial Statements for further information regarding our compliance with financing arrangements.

Equipment Sale-Leaseback Agreement

In 2001, we entered into a sale-leaseback agreement whereby we sold certain manufacturing equipment and leased it back under an operating lease.  As a result of the Moody's downgrade in April 2002 and the Standard & Poor's downgrade in October 2002, we were required under the lease agreement to obtain irrevocable, unconditional standby letters of credit in an amount of $64 million.  The letters of credit were posted to the benefit of the equipment lessor and lenders and will remain in effect until we achieve and maintain a minimum investment grade credit rating for 12 consecutive months.  The November 2002 Moody's downgrade had no effect on this agreement. The equipment sale-leaseback transaction is disclosed in Note 18 to the Consolidated Financial Statements.

Critical Accounting Policies

A summary of our significant accounting policies is included in Note 2 of our Consolidated Financial Statements of this filing.  We believe the application of our accounting policies on a consistent basis enables us to provide financial statement users with useful, reliable and timely information about our earnings results, financial condition and cash flows.

Our financial statements are prepared in accordance with generally accepted accounting principles that oftentimes require our management to make judgments, estimates and assumptions regarding uncertainties that affect the reported amounts presented and disclosed in our financial statements.  Our management reviews these estimates and assumptions based on historical experience, changes in business conditions and other relevant factors that they believe to be reasonable under the circumstances. In any given reporting period, our actual results may differ from the estimates and assumptions used in preparing our financial statements.

Critical accounting policies are those that may have a material impact on our financial statements and also require management to exercise significant judgment due to a high degree of uncertainty at the time estimates are made.  Our senior management has discussed the development and selection of our accounting policies, related accounting estimates and the disclosures set forth below with the Audit Committee of our Board of Directors.  We believe our critical accounting policies include those addressing the recoverability and useful lives of assets (including goodwill), estimation of liabilities for product coverage programs and accounting for income taxes, pensions and postretirement benefits.

Recoverability of Long-lived Assets

Our investment in engine manufacturing equipment is depreciated using a modified units-of-production method.  The cost of all other equipment is depreciated using the straight-line method. Under the modified units-of-production method, the service life of our assets is measured in terms of units of product produced rather than the passage of time.  Depreciation expense under this method is likewise measured in terms of units of product produced subject to a minimum level or floor.  The assumptions and estimates regarding asset service life, residual value and units of production are based on a number of factors, including but not limited to, wear and tear, deterioration, and obsolescence.  Actual results could differ from our estimates due to changes in retirement or maintenance practices, the introduction of new technology and new products or other changes that may affect the expected service lives of the assets.  We evaluate the carrying value of our long-lived assets by performing impairment tests whenever events or changes in circumstances indicate possible impairment. In addition, we perform an annual impairment test for the goodwill that is recorded in our Statement of Financial Position.

Product Coverage Costs

We estimate and record a liability for product coverage programs, other than product recalls, at the time our products are sold.  Our estimates are based on historical experience and reflect management's best estimates of expected costs at the time products are sold and subsequent adjustment to those expected costs when actual costs differ.  As a result of uncertainty surrounding the nature and frequency of product recall programs, the liability for such programs is recorded when the recall action is announced.  Our warranty liability is affected by component failure rates, repair costs, and the time of failure, partially offset by recovery from certain of our vendors.  Future events and circumstances related to these factors could materially change our estimates and require adjustments to our liability.  Note 2 to the Consolidated Financial Statements contains a summary of the activity in our product coverage liability account, including adjustments to pre-existing warranties during the period.

Realization of Deferred Tax Assets

We determine our provision for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax benefits of tax loss and credit carryforwards are also recognized as deferred tax assets.  We evaluate the realizability of our deferred tax assets each quarter by assessing the likelihood of future profitability and available tax planning strategies that could be implemented to realize our net deferred tax assets.  We use tax planning strategies to realize or renew net deferred tax assets in order to avoid the potential loss of future tax benefits.  At December 31, 2002, the Company has recorded net deferred tax assets of $764 million.  These assets include $280 million for the value of tax loss and credit carryforwards, $270 million of which have a limited life and begin expiring in 2008.  The ultimate realization of our net deferred tax assets will require a higher level of profitability than the Company has achieved in recent years.  Having assessed the future profit plans and tax planning strategies together with the years of expiration of carryforward benefits, our management believes it is more likely than not that all of the our deferred tax assets will be realized.  Should future assessments conclude otherwise, a valuation allowance will need to be recorded to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Factors that may affect our ability to achieve a higher level of profitability include, but are not limited to, a decline in sales or gross margin, loss of market share, increased competition, and existing and future regulatory standards.  In addition, we operate within multiple taxing jurisdictions and are subject to tax audits in these jurisdictions.  These audits can involve complex issues, which may require an extended period of time to resolve.  However, we believe we have made adequate provision for income taxes for all years that are subject to audit.  A more complete description of our income taxes and the future benefits of our tax loss and credit carryforwards are disclosed in Note 12 to the Consolidated Financial Statements.

Pension and Other Postretirement Benefits

We sponsor a number of pension and other retirement plans in various countries.  In the U.S. and the U.K. we have several major defined benefit plans that are separately funded.  We account for our pension and other post-retirement benefit programs in accordance with SFAS No. 87 "Employers' Accounting for Pensions" and SFAS No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions".  These standards require that amounts recognized in financial statements be determined using an actuarial basis.  As a result, our pension and other postretirement benefit programs are based on a number of statistical and judgmental assumptions that attempt to anticipate future events and are used in calculating the expense and liability related to our plans.  These assumptions include a discount rate, an expected return on plan assets rate, a future compensation increase rate, and a health care cost trend rate.  In addition, there are also subjective actuarial assumptions relating to retirement age, mortality rates and participant withdrawals.  The actuarial assumptions we use may differ significantly from actual results due to changing economic conditions, participant life span, withdrawal rates and changes in actual costs of health care.  These differences may result in a material impact to the amount of pension and other post-retirement benefit expenses that are recorded.

The most significant assumptions used in determining our pension income (expense) in accordance with SFAS No. 87 is the expected return on plan assets and the discount rate.  In 2001 and 2002, we assumed the expected long-term return on our plan assets would be 10 percent for U.S. plans and 8.5 percent for U.K. plans.  Over the past two years, global capital market developments have resulted in negative returns on our plan assets and a decline in the discount rate used to estimate the related pension liability.  As a result, at November 30, 2002, the present value of our pension obligation (the accumulated benefit obligation or "ABO") exceeded the fair value of its assets, which required us to record a fourth quarter "minimum pension liability" adjustment of $413 million in accordance with SFAS No. 87.  The effect of this non-cash adjustment was to increase pension liabilities by $413 million, increase intangible assets by $8 million and increase other comprehensive loss, a contra shareholders' account, by $405 million ($259 million after-tax).  If the fair value of the pension plan assets exceeds the ABO in future years, the charge to shareholders' equity would be reversed.  Alternatively, if the fair market value of the pension plan assets experiences further declines or the discount rate is reduced, additional charges to accumulated other comprehensive income (loss) may be required in future periods.  The financial ratios and net worth covenants contained in our credit arrangements and debt securities agreements were not affected by the 2002 minimum pension liability adjustment.

As a result of lower investment returns experienced in the past two years, we have changed our pension plan asset return assumptions which will impact pension expense in future periods.  Our expected long-term rate of return on assets has been lowered to 8.5 percent in the U.S. and 8 percent in the U.K. with consultation from our actuaries.  The effect of lowering our long-term rate of return assumption will increase our 2003 pension expense, as measured in accordance with SFAS No. 87, by approximately $30 million compared to the amount recorded in 2002.  In addition, the discount rate for our U.S. plans has declined from 7.25 percent at September 30, 2001 to 7.0 percent at November 30, 2002 and from 6.25 percent at September 30, 2002 to 5.8 percent at November 30, 2002 for our UK plans.

During the fourth quarter of 2002, we changed the date for measuring our return on pension plan assets and our minimum liability for pension obligations from September 30 to November 30.  We believe this change in measurement dates aligns more closely with the date of our financial statements and provides a more current measurement of plan assets and obligations than previously presented.  The impact of this change is reported in our Consolidated Statement of Earnings as a change in accounting principle, and had a favorable cumulative after tax effect of $3 million, or $0.07 per share, recorded as of January 1, 2002.  The effect of this accounting change did not have a material impact on our net earnings or the amount of pension or postretirement expense in 2002.

During 2002 and 2001, we made cash contributions to our pension plans of $78 million and $81 million, respectively, and we expect to make cash contributions of approximately $112 million during 2003.  Note 11 to the Notes to the Consolidated Financial Statements provides a summary of our pension benefit plan activity, the funded status of our plans and the amounts recognized in our Consolidated Financial Statements.

Recently Adopted Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 141 (SFAS No. 141), "Business Combinations" concurrent with Statement of Financial Accounting Standards No. 142 (SFAS No. 142) "Goodwill and Other Intangible Assets".  We adopted the new accounting standards on January 1, 2002.

SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001.  SFAS No. 141 also provides new criteria in the determination of intangible assets, including goodwill acquired in a business combination, and expands financial disclosures concerning business combinations.  The adoption of SFAS No. 141 did not affect previously reported amounts of goodwill and other intangible assets included in our Statement of Financial Position.

SFAS No. 142 requires that goodwill and certain other intangible assets with indefinite useful lives no longer be amortized but instead are allocated to applicable reporting units for purposes of performing annual impairment tests using a two-step process.  To the extent that impairment exists, we are required to perform a second test to measure the amount of the impairment.  During the first quarter 2002, we completed the first step of the transitional goodwill impairment test which required us to compare the fair value of our reporting units to the carrying value of the net assets of our reporting units as of January 1, 2002.   For each of our reporting units, the estimated fair value was determined utilizing the expected present value of the future cash flows of the units.  Based on this analysis, we concluded that the fair value of each of our reporting units exceeded their carrying, or book value, including goodwill, and therefore we did not recognize any impairment of goodwill.

We elected to perform the annual impairment test of our recorded goodwill as required by SFAS No. 142 as of September 29, 2002, the end of our fiscal third quarter.  The results of this annual impairment test indicated that the fair value of each of our reporting units as of September 29, 2002 exceeded their carrying, or book value, including goodwill, and therefore our recorded goodwill was not subject to impairment.  As required by SFAS No. 142, our Consolidated Statement of Earnings for periods prior to its adoption have not been restated.  However, the effect on our net earnings and earnings per share of excluding goodwill amortization is disclosed in Note 6 to the Notes to the Consolidated Financial Statements.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets", which supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of".  This statement establishes a single accounting model for the impairment or disposal of long-lived assets.  We adopted the provisions of SFAS No. 144 on January 1, 2002, as required. The adoption did not have a material impact on our results of operations or financial position in fiscal 2002.

Early Adoption of Accounting Pronouncement

In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections."  This statement, among other amendments, requires that certain gains and losses on the extinguishment of debt should be classified as extraordinary items if they meet the criteria in ABP Opinion 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions". In the fourth quarter 2002, we retired our ESOP Trust notes and elected to early adopt the provisions of this statement for fiscal year 2002.  We paid $8 million in net premiums for the early retirement of our ESOP Trust notes and the amount is classified as a separate caption from continuing operations in our Consolidated Statement of Earnings.  See Notes 2 and 8 to the Notes to the Consolidated Financial Statements for further disclosure of this transaction.

Recently Issued Accounting Pronouncements Not Yet Adopted

In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations." This statement establishes standards of accounting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  It requires obligations associated with the retirement of long-lived assets to be capitalized as part of the carrying value of the related asset.  We adopted the provisions of this standard on January 1, 2003.  The adoption of SFAS No. 143 did not have a material impact on our Consolidated Financial Statements in fiscal 2003.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities".  This standard nullifies Emerging Issues Task Force (EITF) Issue No. 88-10 "Costs Associated with Lease Modification or Termination" and EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)".  SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured at its fair value when the liability is incurred.  We will adopt the provisions of SFAS No. 146 for exit or disposal activities, such as restructuring, involuntarily terminating employees, and costs associated with consolidating facilities, after December 31, 2002, as required.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others," an interpretation of SFAS Nos. 5, 57, and 107 and recision of FASB Interpretation No. 34. FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued.  In addition, the interpretation requires an entity to recognize, at the inception of a guarantee, an initial liability for the fair value of an obligation assumed by issuing a guarantee.  The disclosure provisions of FIN 45 are effective for financial statements issued after December 15, 2002.  The recognition and measurement provisions of FIN 45 are applicable only on a prospective basis for guarantees issued or modified after December 31, 2002.  See Note 19 to the Consolidated Financial Statements for a discussion of our guarantees existing at December 31, 2002 and Note 2 for an analysis of our product coverage liabilities.  We are currently evaluating what impact, if any, the recognition and measurement provisions of this Interpretation will have on our Consolidated Financial Statements.

In November 2002, the EITF released Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables."  This issue provides guidance in determining when an arrangement involving multiple deliverables contains more than one unit of accounting and when more than one unit of accounting exists how the arrangement consideration should be allocated to the multiple units.  The application of this issue could affect the timing of revenue recognition for multiple deliverable arrangements.  The guidance in this issue is prospective for revenue arrangements entered into after June 30, 2003.  We are in the process of analyzing the impact this EITF will have, if any, on our revenue recognition in future accounting periods.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, An Amendment of SFAS No. 123."  This Statement amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for companies that voluntarily change to the fair value based method of accounting for stock-based employee compensation.  It also amends the disclosure provisions of that standard to require prominent disclosure about the effects on reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation.  SFAS No. 148 also amends APB Opinion No. 28, "Interim Financial Reporting", to require disclosure about those effects in interim financial information.  We adopted the accounting provisions of SFAS No. 123, effective January 1, 2003.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", an Interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" (FIN 46). FIN 46 provides guidance related to identifying variable interest entities (VIEs), more commonly referred to as special purpose entities or SPEs, and in determining whether such entities should be consolidated by the entities' primary beneficiary, defined in FIN 46 as the entity that holds the majority of the variable interests in the VIE. In addition, FIN 46 requires disclosure for both consolidated and non-consolidated VIEs. Certain disclosure provisions of FIN 46 are effective for financial statements issued after January 31, 2003, and the consolidation requirements applicable to us are effective for all periods beginning after June 15, 2003. Currently we participate in four VIEs, two of which are already consolidated (See Notes 4 and 9). We are assessing the impact of this interpretation on the other two VIEs, one that is a party to our sale-leaseback transaction entered into in 2001 and a receivable securitization conduit to which our consolidated VIE sells receivables. Although we are still assessing the impact, we currently do not believe we are considered the primary beneficiary of either VIE and therefore would not be required to consolidate this entity. Our maximum potential loss related to the sale-leaseback SPE is limited to the amount of our residual value guarantee as discussed in Note 18. At December 31, 2002, there is no potential loss related to the receivable securitization conduit, as the conduit does not hold any of our receivables at that date.

Forward Looking Statements

This filing and our press releases, teleconferences and other external communications contain forward-looking statements that are based on current expectations, estimates and projections about the industries in which we operate and management's beliefs and assumptions.  Words, such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("Future Factors") which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Future Factors include increasing price and product competition by foreign and domestic competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products on a timely, cost-effective basis; the mix of products; the achievement of lower costs and expenses; domestic and foreign governmental and public policy changes, including environmental regulations; protection and validity of patent and other intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in increasing use of large, multi-year contracts; the cyclical nature of our business; the outcome of pending and future litigation and governmental proceedings; and continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements.  In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations, and other Future Factors.

Outlook

Despite continued uncertainties in the worldwide economic markets and more specifically, weakness in our Power Generation markets, we still expect revenue growth of 5 to 10 percent above 2002 levels, assuming modest economic recovery in the second half of 2003.  Our free cash flow, a non-GAAP internal measure is expected to be in the range of $70 million to $80 million, after capital expenditures of approximately $130 million.

As reported previously, we have adopted a strategy to provide additional funding of our pension plans over the next several years, including approximately $30 million in incremental funding in 2003.  We have also taken a more conservative view of asset performance going forward by reducing our asset return assumptions from 10 percent to 8.5 percent for our U.S. plans.  We continue to expect improved operating results from our on-going cost reduction and Six Sigma efforts and our net earnings for 2003 should be in the range of $1.20 to $1.40 per share.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to financial risk resulting from changes in foreign exchange rates, interest rates and commodity prices.  This risk is closely monitored and managed through the use of financial (derivative) instruments including price swaps, forward contracts and interest rate swaps.  As clearly stated in our policies and procedures, financial instruments are used expressly for hedging purposes, and under no circumstances are they used for speculative purposes.  Our hedging transactions are entered into with banking institutions that have strong credit ratings, and thus the credit risk associated with these transactions is not considered significant.  The results and status of our hedging transactions are reported to senior management on a monthly and quarterly basis.  Note 13 of the Notes to the Consolidated Financial Statements contains further information regarding financial instruments and risk management.

The following describes our risk exposures and provides results of sensitivity analyses performed on December 31, 2002.  The sensitivity test assumes instantaneous, parallel shifts in foreign currency exchange rates, and commodity prices.

Foreign Exchange Rates

We are exposed to foreign currency exchange risk as a result of our international business presence. We transact extensively in foreign currencies and have significant assets and liabilities denominated in foreign currencies.  As a result, our earnings experience some volatility related to movements in foreign currency exchange rates.  In order to benefit from global diversification and naturally offsetting currency positions, we enter into forward contracts to hedge our existing exposures (recognized asset and liability) and forecasted transactions.  The objective of our hedging program is to reduce the impact of changes in foreign exchange rates on earnings by essentially creating offsetting currency exposures.

As of December 31, 2002, the potential gain or loss in the fair value of our outstanding foreign currency contracts, assuming a hypothetical 10 percent fluctuation in the currencies of such contracts, would be approximately $.2 million.  The sensitivity analysis of the effects of changes in foreign currency exchange rates assumes the notional value to remain constant for the next 12 months.  The analysis ignores the impact of foreign exchange movements on our competitive position and potential changes in sales levels.  It should be noted that any change in the value of the contracts, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items.  (See Note 13 to the Consolidated Financial Statements.)

Interest Rates

We are also exposed to interest rate risk as result of our indebtedness.  Our objective in managing our exposure to changes in interest rates is to limit the effect of interest rate changes on earnings and cash flows and to lower our overall cost of borrowing.  To achieve this objective, we primarily uses interest rate swap agreements to manage exposure to interest rate changes related to our borrowing arrangements.

In November 2002, we terminated an interest rate swap relating to our 6.45% Notes that mature in 2005.  The swap converted $225 million notional amount from fixed rate debt into floating rate debt and would have matured in 2005.  The termination of this swap resulted in a $12 million gain.  The gain is being amortized to earnings as a reduction of interest expense over the remaining life of the debt.  The amount of gain recognized in 2002 was $0.9 million.  The remaining balance of the deferred gain is classified as "Long-term debt" in our Consolidated Statement of Financial Position.

In March 2001, we terminated three fixed-to-floating interest rate swap agreements related to our 6.25% Notes with principal amount of $125 million due in 2003 and 6.45% Notes with principal amount of $225 million due in 2005.  The termination of these swaps resulted in a $9 million gain.  The gain is being amortized to earnings as a reduction of interest expense over the remaining life of the debt.  The amount of gain recognized in 2002 and 2001 was $2.9 million and $2.5 million, respectively.  The remaining balance of the deferred gain is classified as "Long-term debt" in our Consolidated Statement of Financial Position.

As of December 31, 2002, we do not own any interest rate swap agreements.  (See Note 13 to the Consolidated Financial Statements.)

Commodity Prices

We are also exposed to fluctuations in commodity prices through the purchase of raw materials as well as contractual agreements with component suppliers. To reduce the effect of raw material price changes for select commodities, we enter into commodity swap contracts to hedge a portion of our anticipated raw material purchases.

As of December 31, 2002, the potential gain or loss related to the outstanding commodity swap contracts, assuming a hypothetical 10% fluctuation in the price of such commodities, would be approximately $.3 million. The sensitivity analysis of the effects of changes in commodity prices assumes the notional value to remain constant for the next 12 months. The analysis ignores the impact of commodity price movements on our competitive position and potential changes in sales levels. It should be noted that any change in the value of the swaps, real or hypothetical, would be significantly offset by an inverse change in the value of the underlying hedged items. (See Note 13 to the Consolidated Financial Statements.)

CUMMINS INC.
UNAUDITED CONSOLIDATED STATEMENT OF EARNINGS
$ Millions, except per share amounts	2002	2001
Net sales (includes sales to related parties of $1,320 and $1,388, respectively) Cost of goods sold (includes purchases from related parties of $550 and $547, respectively) Gross margin	$ 5,853 4,820 1,033	$ 5,681 4,660 1,021

Selling and administrative expenses
Research and engineering expenses
Joint ventures and alliances income
Restructuring, asset impairment and other charges
Interest expense
Loss on early retirement of debt
Other income, net

	737 203 (22) (14) 63 8 (7)	728 220 (10) 125 76 - -

Earnings (loss) before income taxes, minority interest, dividends on preferred securities of subsidiary trust and cumulative effect of change in accounting principle
Provision for income taxes
Minority interest
Dividends on preferred securities of subsidiary trust
Net earnings (loss) before cumulative effect of change in accounting principle
Cumulative effect of change in accounting principle, net of tax of $2
Net earnings (loss)

Earnings (loss) per share
   Basic
      Net earnings (loss) before cumulative effect of change in accounting principle
      Cumulative effect of change in accounting principle, net of tax
      Net earnings (loss)
   Diluted
      Net earnings (loss) before cumulative effect of change in accounting principle
      Cumulative effect of change in accounting principle, net of tax
      Net earnings (loss)

	65 (42) 17 21 69 3 $ 72 ===== $ 1.80 .07 $ 1.87 ===== $ 1.80 .07 $ 1.87 =====	(118) (42) 15 11 (102) - $ (102) ===== $ (2.66) - $ (2.66) ====== $ (2.66) - $ (2.66) ======

The accompanying notes are an integral part of the consolidated financial statements.

CUMMINS INC.
UNAUDITED CONSOLIDATED STATEMENT OF FINANCIAL POSITION
	December 31
$ Millions	2002	2001
Assets Current assets Cash and cash equivalents Marketable securities Receivables, net of allowance of $13 and $9 Receivables from related parties Inventories Other current assets	$ 237 74 678 129 642 236 1,996	$ 52 40 537 119 688 199 1,635
Property, plant and equipment Land and buildings Machinery, equipment and fixtures Construction in process Less accumulated depreciation	579 2,299 69 2,947 1,642 1,305	594 2,250 164 3,008 1,603 1,405
Investments in and advances to joint ventures and alliances Goodwill, net of accumulated amortization of $51 and $51 Other intangible assets Deferred income taxes Other noncurrent assets Total assets	265 343 95 640 203 $ 4,847 =====	216 343 109 422 205 $ 4,335 =====
Liabilities and shareholders' investment Current liabilities Loans payable Current maturities of long-term debt Accounts payable Accrued product coverage and marketing expenses Other accrued expenses	$ 19 119 439 232 525 1,334	$ 21 9 366 252 322 970
Long-term debt	999	915
Other long-term liabilities	1,285	1,051
Minority interest	91	83
Cummins obligated mandatorily redeemable convertible preferred securities of subsidiary trust holding solely convertible subordinated debentures of Cummins	291	291

Shareholders' investment
  Common stock, $2.50 par value, 150 million shares authorized,
    48.6 and 48.6 million shares issued
  Additional contributed capital
  Retained earnings
  Accumulated other comprehensive income
  Common stock in treasury, at cost, 7.0 and 7.2 million shares
  Common stock held in trust for employee benefit plans, 2.6 and 2.9 million shares
  Unearned compensation

	121 1,115 576 (528) (280) (128) (29) 847	121 1,131 567 (326) (289) (140) (39) 1,025
Total liabilities and shareholders' investment	$ 4,847 ======	$ 4,335 ======

The accompanying notes are an integral part of the consolidated financial statements.

CUMMINS INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
$ Millions	2002	2001
Cash flows from operating activities Net earnings (loss)	$ 72	$ (102)

  Adjustments to reconcile net earnings (loss) to net cash flows from operating activities:
    Cumulative effect of change in accounting principle
    Loss on early extinguishment of debt
    Depreciation and amortization
    Restructuring and other non-recurring actions
    Equity in (earnings) losses of joint ventures and alliances
    Minority interest
    Translation and hedging activities
 Changes in assets and liabilities:
    Receivables
    Repayments from sale of receivables
    Inventories
    Accounts payable and accrued expenses
    Deferred income taxes

	(3) 8 221 (30) (9) 17 2 (68) (55) 51 (18) -	- - 231 49 8 14 5 202 (164) 67 (170) 2
Net cash provided by operating activities	188	142

Cash flows from investing activities
   Property, plant and equipment:
   Capital expenditures
   Proceeds from disposals
   Proceeds from sale-leasebacks
   Investments in and advances to joint ventures and alliances
   Acquisitions and dispositions of business activities, net
   Purchases of marketable securities
   Sales of marketable securities
   Other

	(90) 22 - (55) 32 (116) 85 -	(206) 20 143 (46) 1 (70) 50 2
Net cash used in investing activities	(122)	(106)
Net cash provided by operating and investing activities	66	36

Cash flows from financing activities
   Proceeds from borrowings
   Payments on borrowings
   Net (payments) borrowings under short-term credit agreements
   Dividend payments on common stock
   Proceeds from issue of preferred securities of subsidiary trust
   Other

	258 (87) (4) (50) - -	- (9) (248) (50) 291 (11)
Net cash provided by (used in) financing activities	117	(27)
Effect of exchange rate changes on cash and cash equivalents	2	(1)
Net change in cash and cash equivalents Cash and cash equivalents at beginning of year	185 52	8 44
Cash and cash equivalents at end of year	$ 237 =====	$ 52 =====
Cash payments during the year for: Interest Income taxes	$ 52 30	$ 80 20

The accompanying notes are an integral part of the consolidated financial statements.

CUMMINS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
$ Millions	2002		2001
Common stock Balance at beginning of year Issued under incentive plans Reclassification of stock issued under incentive plans Other Balance at end of year	$ 121 1 (1) - 121		$ 122 - - (1) 121

Additional contributed capital
  Balance at beginning of year
  Issued to trust for employee benefit plans
  Issued under incentive plans
  Retirements under incentive plans
  Reclassification of stock issued under incentive plans
  Other
  Balance at end of year

	1,131 1 6 (7) (12) (4) 1,115		1,137 (2) - - - (4) 1,131
Retained earnings Balance at beginning of year Opening adjustment (see note 1) Net earnings (loss) Cash dividends on common stock Other Balance at end of year	567 (15) 72 (50) 2 576	$ 72	718 (102) (50) 1 567	$(102)

Accumulated other comprehensive income (loss)
  Balance at beginning of year
  Foreign currency translation, net of tax of $0 and $5
  Minimum pension liability, net of tax of $146 and $76
  Unrealized gain (loss) on securities, net of tax of $0 and $(2)
  Unrealized (loss) on derivatives, net of tax of $0
  Other comprehensive income (loss)

	(326) (202)	50 (259) 4 3 (202)	(167) (159)	(25) (135) 2 (1) (159)
Comprehensive income (loss) Balance at end of year	(528)	$(130)	(326)	$(261)
Common stock in treasury Balance at beginning of year Issued Balance at end of year	(289) 9 (280)		(290) 1 (289)
Common stock held in trust for employee benefit plans Balance at beginning of year Allocated to benefit plans Balance at end of year	(140) 12 (128)		(151) 11 (140)
Unearned compensation Balance at beginning of year Change in restricted stock unearned compensation, net Shares allocated to ESOP participants	(39) 7 3		(33) (9) 3
Balance at end of year	(29)		(39)
Shareholders' investment	$ 847 =====		$1,025 ======

Shares of stock (millions)
Common stock, $2.50 par value, 150 million shares
  authorized
  Balance at beginning of year
  Shares issued under incentive plans
  Retirements under incentive plans
  Balance at end of year

	2002 48.6 ..2 (,2) 48.6		2001 48.6 - - 48.6
Common stock in treasury Balance at beginning of year Shares issued Balance at end of year	7.2 (.2) 7.0		7.2 - 7.2
Common stock held in trust for employee benefit plans Balance at beginning of year Shares allocated to benefit plans Balance at end of year	2.9 (.3) 2.6		3.1 (.2) 2.9

The accompanying notes are an integral part of the consolidated financial statements.

CUMMINS INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Note 1.  Restatement of Prior Period Financial Statements

Accounts Payable Adjustment and Re-audit

On April 14, 2003 we announced that we had determined, in consultation with our independent auditors, PricewaterhouseCoopers LLP (PwC), that our financial statements for the years ended December 31, 2000 and 2001 will require restatement.  The restatement is necessary to correct an accounting error related to unreconciled accounts payable accounts for the years 1995, 1998, 1999, 2000, 2001 and 2002.  While there were unreconciled accounts at two locations, the adjustments are primarily associated with the implementation of an enterprise resource planning system at one of our manufacturing facilities.  The total effect of the error was a reduction in net earnings over the affected periods of $15.4 million ($23.1 million pre-tax).  The impact on earnings in prior periods has not yet been reflected on our Statement of Earnings, but will be reflected in the appropriate prior periods once the re-audits are complete.  The adjustment has been reflected in our unaudited December 31, 2002 financial statements as follows:

      .   Increased Accounts Payable by $21.7 million
      .   Decreased Accounts Receivable by $1.4 million
      .   Reduced Taxes Payable by $7.7 million
      .   Reduced Retained Earnings by $15.3 million
      .   Reduced Net Earnings by $.1 million

Our 2000 and 2001 financial statements were previously audited by Arthur Andersen LLP.  We have asked PwC to conduct a re-audit of our 2000 and 2001 results.  The financial statements included in this filing for the year ended December 31, 2002 are unaudited.  There can be no assurance that the audited consolidated financial statements, once issued, will not contain material changes from the unaudited financial statements filed herewith.  Additionally, as our 2000 and 2001 financial statements are being re-audited, there can be no assurance that there will not be material changes to any 2000 or 2001 financial information discussed herein.  The re-audit has caused a delay in the filing of our 2002 Annual Report on Form 10-K.

Compliance with Financing Arrangements

Our long-term debt is issued under a November 20, 2002 Indenture between us and BNY Midwest Trust Company as trustee for $250 million in 9.5% senior notes and a March 1, 1986 Indenture between us and JPMorgan Chase Bank (formerly The Chase Manhattan Bank) for four series of debt securities with an aggregate value of $760 million. In addition, we have $300 million in 7% convertible preferred securities issued under a June 18, 2001 Indenture between us and BNY Midwest Trust Company as trustee.

In connection with the November 20, 2002 offering under the 2002 Indenture, we agreed to file an exchange offer registration statement and complete that exchange offer by no later than May 19, 2003.  If we fail to meet this deadline, we will be contractually obligated to pay an additional 0.25% interest on the notes issued under this Indenture.  For every 90 days that completion of the exchange offer is delayed, the rate will increase by an additional 0.25% up to a maximum of a 1% increase.

Due to the delay in the filing of our 10-K as a result of the re-audits, we have also exercised our right to suspend the use of the resale prospectus in our effective registration statement regarding the convertible preferred securities issued under the 2001 Indenture.  Beginning on March 1, 2003, this resulted in the accrual of an additional 0.5% dividend on these securities, which we will continue to pay until use of the prospectus is resumed upon the filing of the 10-K.

The 2002, 2001 and 1986 Indentures all require us to deliver to the respective Trustee a copy of the our annual filings with the Securities and Exchange Commission (SEC) within specified periods of time after such filings are due.  The delay in filing the 2002 10-K does not result in an automatic default and acceleration of maturity of our long-term debt issued under any of the Indentures.  However, the Trustee and the debt holders have had a right, from as early as April 15, 2003, to notify us of our nonperformance and declare the principal amount and all accrued interest to be due and payable.  Based on discussions with the Indenture Trustees, we currently have no reason to believe that notices will be given.  However, if that were to occur, we would have 60 days to cure the nonperformance or obtain waivers of the applicable Indenture covenants with consent from holders of 51% or more of the aggregate principal indebtedness under each series of the long-term debt.  Any acceleration of maturity of our long-term debt issued under any of the respective Indentures could lead to the acceleration of the maturity of the indebtedness under our other Indentures, an automatic default and termination of unused commitments under our November 5, 2002, $385 million, three-year revolving credit facility and default under certain other indebtedness.

Our 2002 Credit Agreement also requires us to deliver our audited year-end financial statements within a specified period of time.  We have received a waiver through November 30, 2003 of any breaches due to a delay in the delivery of these statements.  As of April 15, 2003 we had $183 million outstanding under this credit facility, including letters of credit.

All of our debt under these various arrangements is classified as long-term in the accompanying Consolidated Statement of Financial Position as of December 31, 2002, except for those amounts scheduled to be repaid during 2003. See Note 8 for further information regarding our borrowing arrangements.

Note 2.  Significant Accounting Policies

Principles of Consolidation

Our Consolidated Financial Statements include the accounts of all majority-owned subsidiaries where our ownership is more than 50% of common stock. All significant intercompany balances and transactions with majority-owned subsidiaries are eliminated in our Consolidated Financial Statements. Where our ownership interest is less than 100 percent, the minority ownership interest is reported in our Consolidated Statement of Financial Position as a liability. The minority ownership interest of our earnings or loss, net of tax, is classified as "Minority interest" in our Consolidated Statement of Earnings.

Investments in Unconsolidated Entities

We use the equity method to account for our investments in joint ventures, affiliated companies and alliances in which we have the ability to exercise significant influence, generally represented by common stock ownership or partnership equity of at least 20 percent and not more than 50 percent. Generally, under the equity method, original investments in these entities are recorded at cost and are subsequently adjusted by our share of equity in earnings or losses after the date of acquisition. Investment amounts in excess of our share of a joint venture's assets are amortized over the life of the related asset creating the excess. If the excess is goodwill, then it is not amortized. Equity in earnings or losses of each joint venture, affiliate and alliance is recorded according to our level of ownership; if losses accumulate, we record our share of losses until our investment has been fully depleted. If our investment has been fully depleted, we recognize additional losses only when we are the primary funding source. Significant transactions with unconsolidated entities are eliminated in our Consolidated Financial Statements. Our investments are classified as "Investments in and advances to joint ventures and alliances" in our Consolidated Statement of Financial Position. Our share of the results from joint ventures, affiliated companies and alliances is reported in our Consolidated Statement of Earnings as "Joint ventures and alliances income."

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts presented and disclosed in the financial statements. Significant estimates require the exercise of judgment and are used for, but not limited to allowance for doubtful accounts, depreciation and amortization, product coverage programs, retirement plans, restructuring and asset impairment costs, income taxes and contingencies. Actual results could differ from these estimates.

Revenue Recognition

We recognize revenues on the sale of our products, net of estimated costs of returns, allowances and sales incentives, when our products are shipped to customers and title and risk of ownership transfers. Products are generally sold on open account under credit terms customary to the geographic region of distribution. We perform ongoing credit evaluations of our customers and generally do not require collateral to secure our accounts receivable. Engines, service parts, service tools and other items sold to independent distributors and to partially owned distributors accounted for under the equity method are recorded when title and risk of ownership transfers. This transfer is based on the agreement in effect with the respective distributor, and in the United States and most international locations occurs generally when the products are shipped. To the extent of our ownership percentage, margins on sales to distributors accounted for under the equity method are deferred until the distributor sells the product to unrelated parties. We record a provision for estimated sales returns from distributors at the time of sale based on historical experience of product returns and established maximum allowances for returned product.

Foreign Currency

We translate assets and liabilities of foreign entities to U.S. dollars, where the local currency is the functional currency, at year-end exchange rates. We translate income and expenses to US dollars using weighted average exchange rates for the year. We record adjustments resulting from translation in a separate component of shareholders' investment and include them in net earnings only upon sale or liquidation of the underlying foreign investment.

Foreign currency transaction gains and losses are included currently in net earnings for the period. For foreign entities where the US dollar is the functional currency, including those operating in highly inflationary economies, we translate inventory, property, plant and equipment balances and related earnings statement using historical exchange rates. We include the resulting gains and losses in the Consolidated Statement of Earnings, which combined with transaction gains and losses amounted to net losses of $14 million in 2002 and $11 million in 2001.

Derivative Instruments

We make use of derivative instruments in foreign exchange, commodity price and interest rate-hedging programs. Derivatives currently in use are foreign currency forward contracts and commodity swap contracts. These contracts are used strictly for hedging and not for speculative purposes.

We are exposed to foreign currency exchange risk as a result of our international business presence. We transact extensively in foreign currencies and have significant assets and liabilities denominated in foreign currencies. As a result, our earnings experience some volatility related to movements in foreign currency exchange rates. In order to benefit from global diversification and naturally offsetting currency positions, we enter into forward contracts to hedge our existing exposures (recognized assets and liabilities) and forecasted transactions.

We enter into commodity swaps to offset our exposure to price volatility for certain raw materials used in the manufacturing process and have the discretion to settle these transactions either in cash or by taking physical delivery. As a result, we do not consider these contracts to be financial instruments for accounting purposes but account for them as hedges.

We record all derivatives at fair value in our financial statements. Note 13 provides further information on our hedging strategy and accounting for derivative financial instruments.

Income Tax Accounting

We determine our income tax provision using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. We also recognize future tax benefits associated with tax loss and credit carryforwards as deferred tax assets. Our deferred tax assets are reduced by a valuation allowance to the extent there is uncertainty as to their ultimate realization. We measure deferred tax assets and liabilities using enacted tax rates in effect for the year in which we expect to recover or settle the temporary differences. The effect of a change in tax rates on deferred taxes is recognized in the period that the change is enacted. During interim reporting periods our income tax provision is based upon the estimated annual effective tax rate of those taxable jurisdictions where we conduct business.

Cash Equivalents

Cash equivalents include all highly liquid investments with an original maturity of three months or less at the time of purchase.

Marketable Securities

We classify our investments in marketable securities as "available-for-sale" or "held-to-maturity" in accordance with the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115). We do not have any investments classified as "trading." Investments that we intend to hold for more than one year are classified as long-term investments. See Note 3 for a detailed description of our investments.

Available-for-sale securities are carried at fair value with the unrealized gain or loss, net of tax, reported in other comprehensive income. Held-to-maturity securities are recorded at amortized cost. Unrealized losses considered to be "other-than-temporary" are recognized currently in earnings. The cost of securities sold is based on the specific identification method. The fair value of most investment securities is determined by currently available market prices. Where quoted market prices are not available, we use the market price of similar types of securities that are traded in the market to estimate fair value.

Earnings Per Share:

We calculate basic earnings per share (EPS) of common stock by dividing net earnings (loss) available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that occurs if options or securities are exercised or converted into common stock and the effect of the exercise or conversion reduces EPS.  We exclude shares of common stock held by our Retirement Savings Plan in the Employee Benefits Trust (see Note 14) from weighted average shares outstanding for the EPS calculation until those shares are distributed from the trust.  Following is a reconciliation of net earnings (loss) and weighted average common shares outstanding for purposes of calculating basic and diluted net earnings (loss) per share:
$ Millions, except per share amounts	2002	2001
Net earnings (loss) before cumulative effect of change in accounting principle	$ 69	$ (102)
Weighted average common shares outstanding: Basic Dilutive effect of stock options Diluted	38.6 .2 38.8 ====	38.3 - 38.3 ====
Net earnings (loss) per share before cumulative effect of change in accounting principle Basic Diluted	$ 1.80 1.80	$(2.66) (2.66)

The weighted average diluted common shares outstanding for 2002 and 2001 excludes the effect of 6.3 and 2.9 million shares, respectively, attributable to the conversion of our Preferred Securities of Subsidiary Trust because the effect was antidilutive. The calculation also excludes .1 million shares in 2001 attributable to the exercise of outstanding options because their effect was antidilutive.

The weighted average diluted common shares outstanding for 2002 and 2001 excludes the effect of approximately 4.4 million and 3.8 million common stock options, respectively, since such options have an exercise price in excess of the average market value of our common stock during those years.

Inventories

Our inventories are stated at the lower of cost or net realizable value. At December 31, 2002 and 2001, approximately 26 percent and 22 percent, respectively, of our domestic inventories (primarily heavy-duty and high-horsepower engines and parts) were valued using the last-in, first-out (LIFO) cost method. The cost of other inventories is generally valued using the first-in, first-out (FIFO) cost method. Our inventories at interim reporting dates include estimates for adjustments related to annual physical inventory results and for inventory cost changes under the LIFO cost method. Inventories at December 31 were as follows:
$ Millions	2002	2001
Finished products Work-in process and raw materials Inventories at FIFO cost Excess of FIFO over LIFO	$ 380 318 698 (56) $ 642 ====	$ 365 379 744 (56) $ 688 ====

Property, Plant and Equipment

We record property, plant and equipment at cost. We depreciate the cost of substantially all engine production equipment using a modified units-of-production method, which is based upon units produced subject to a minimum level. We depreciate the cost of all other equipment using the straight-line method with depreciable lives ranging from 20 to 40 years for buildings and 3 to 20 years for machinery, equipment and fixtures. We expense normal maintenance and repair costs as incurred. Depreciation expense totaled $185 million for both years ended December 31, 2002 and 2001.

Long Lived Assets

We evaluate the carrying value of our long-lived assets by performing impairment tests whenever adverse events or changes in circumstances indicate a possible impairment loss.  Such impairment tests are based on a comparison of the estimated undiscounted future cash flows to the carrying value of the asset. If impairment is indicated, the asset carrying value is reduced to its fair market value or if fair market value is not readily available, the value is determined using an appropriate discount rate for expected cash flows.

Goodwill

Goodwill represents the excess of purchase price paid over the fair value of net assets acquired in a business combination accounted for as a purchase.

In June 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS 142). We adopted SFAS 142 effective January 1, 2002. As required by SFAS 142, we no longer amortize goodwill, but rather we allocate goodwill to reporting units for purposes of performing annual impairment tests using a fair-value-based analysis. See Note 6 for a further discussion about goodwill and the effects of discontinuing the amortization of goodwill.

Software

We capitalize internal and external software costs (excluding research, reengineering and training) and amortize them generally over 3-5 years.

Product Coverage

We charge the estimated costs of product coverage programs, other than product recalls, to earnings at the time products are shipped to customers. We use historical experience of product coverage programs to estimate the remaining liability for our various product coverage programs. As a result of the uncertainty surrounding the nature and frequency of product recall programs, the liability for such programs is recorded when the recall action is announced. We review and assess the liability for these programs on a quarterly basis.

Below is summary of the activity in our product coverage liability account for the year ended December 31, 2002, including adjustments to pre-existing warranties during the period:
$ Millions	2002
Balance December 31, 2001 Provision for warranties issued Payments Changes in estimates for pre-existing warranties Balance December 31, 2002	$ 318 148 (205) 56 $ 317 ====

Product Liability

From time to time, we issue indemnifications to our customers and joint venture partners which indicate that we will indemnify them against any loss suffered as a result of a defective product we have sold them. In addition, periodically, we enter into license agreements or joint venture agreements where we license a patent, trademark or other similar intangible asset and agree to indemnify the licensee against any losses suffered should the patent, trademark or intangible asset infringe upon a third party asset. We provide reserves for these exposures when it is probable that we have suffered a loss, the loss is reasonably estimable and the loss exceeds any insurance coverage we may have. The activity in our product liability accrual for the year ended December 31, 2002 was as follows:
$ Millions	2002
Balance December 31, 2001 Provision Changes in estimates Payments Balance December 31, 2002	$ 12 1 (4) (1) $ 8 ====

Treasury Stock and Employee Stock Plans

We use the weighted average cost method to account for treasury stock transactions.

We account for stock option transactions and other stock based employee awards in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), as allowed under Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS 123). Under APB 25, we do not record compensation expense upon the issuance of stock options because the exercise price of stock options granted equals the market price on the date of grant. However, consistent with the provisions of SFAS No. 123, as amended by SFAS No. 148, the following table summarizes the pro forma net earnings and per share amounts as if we had accounted for stock options using the fair market value approach:

$ Millions, except per share amounts	2002	2001

Net earnings (loss)
  As reported
  Add: Stock based employee compensation included in net
    earnings (loss), net of tax
  Less: Stock based employee compensation determined under
    fair value method, net of tax
  Pro forma net earnings (loss)

	$ 72 4 (13) $ 63 ====	$ (102) 8 (20) $ (114) =====
Basic earnings (loss) per share As reported Pro forma	$ 1.87 1.62	$ (2.66) (2.97)
Diluted earnings (loss) per share As reported Pro forma	$ 1.87 1.62	$ (2.66) (2.97)

Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models.  The assumptions used in calculating this fair value is more fully described in Note 14.

We compute compensation expense related to restricted stock awards based on the fair value of the stock at the grant date and amortize that expense ratably over the vesting period of the award, as more fully described in Note 14.

Beginning January 1, 2003, we are changing our method of accounting for stock-based employee awards to the fair value method preferred by SFAS No. 123.  The change will be implemented on a prospective basis only for new option grants made on or after January 1, 2003.

Shipping and Handling Costs

Our shipping and handling costs are expensed as incurred. The majority of these costs is associated with operations of our inventory distribution centers and warehouse facilities and are classified as selling and administrative expenses in our Consolidated Statement of Earnings. For the years ended December 31, 2002 and 2001, these costs were approximately $88 million and $93 million, respectively.

Research and Development

We expense research and development expenditures, net of contract reimbursements, when incurred. Research and development expenses were $197 million in 2002 and $204 million in 2001.

Allowance for Doubtful Accounts

We provide an allowance for doubtful accounts based on our collection experience and an analysis of our accounts receivable in light of the current economic environment.  In addition, where necessary, we provide for the full amount of specific accounts deemed to be uncollectable.  Activity in our allowance for doubtful accounts for the years ended December 31, 2002 and 2001 follows:
$ Millions	2002	2001
Beginning balance Provision Write-offs Ending balance	$ 9 7 (3) $ 13 ====	$ 8 5 (4) $ 9 ====

Off-Balance Sheet Arrangements and Special Purpose Entities

We use a special purpose entity (SPE), Cummins Receivable Corporation, in connection with the sale of our trade accounts receivable. Cummins Receivable Corporation is a wholly-owned, bankruptcy-remote special purpose subsidiary that transfers an interest in our receivables, without recourse, to limited purpose receivable securitization entities (conduits) that are established and managed by an independent financial institution. Following the transfer of the sold receivables to the conduits, those receivables are no longer our assets and the sold receivables no longer appear on our balance sheet. The use of this financing arrangement enables us to access highly liquid and efficient markets to finance our working capital needs when receivables are sold and packaged in this type of structure. As of December 31, 2002, there were no proceeds outstanding under the securitization program.

In June 2001, we issued 6 million shares of convertible quarterly income preferred securities through Capital Trust I, a Delaware special purpose trust and our wholly-owned subsidiary. The proceeds from the issuance of the preferred securities of $291 million were invested by the Trust in convertible subordinated debentures issued by us. The sole assets of the Trust are the debentures.

None of our officers, directors, employees or affiliates hold any direct or indirect equity interests in either Cummins Receivable Corporation or Cummins Capital Trust I other than through holdings of our common stock.

In 2001, we entered into a lease agreement in which we sold and leased back certain heavy-duty engine manufacturing equipment with a nationally prominent, creditworthy lessor who had an established SPE to facilitate our financing of the equipment. The use of the SPE allows the parties providing the lease financing to isolate particular assets in a single entity and thereby syndicate the financing to multiple third parties. This is a conventional financing technique used to lower the cost of borrowing and thus, lower our lease cost. There is a well-established market in which financial institutions participate in the financing of such property through their purchase of interests in such SPE's. The SPE established to facilitate the equipment lease to us is owned by an institution, which is independent and not affiliated with us. The financial institution maintains a substantial equity investment in the SPE.

Reclassifications

Certain reclassifications have been made to the 2001 financial information to confirm to the current year presentation.

Change in Accounting Principle

Effective January 1, 2002, we changed the annual measurement date of our pension plan assets used in determining their market-related value and of our plan liabilities for our pension plans and postretirement benefit plans from September 30 to November 30. We made this change to more closely align the measurement date with our fiscal year end. These plans are more fully discussed in Note 11.

As a result of this change, we recorded, retroactive to our first fiscal quarter, a favorable cumulative effect of a change in accounting principle of approximately $5 million, or $3 million on an after-tax basis. This amount is shown as a separate line item in the accompanying Consolidated Statement of Earnings. The change did not have a material impact on the amount of pension or postretirement expense recorded in 2002. Had we used a November 30 measurement date in prior periods, the amount of pension and postretirement expense recorded in 2001 would have been reduced by approximately $.6 million.

Early Adoption of Accounting Pronouncement

We have elected to early adopt the provisions of Statement of Financial Accounting Standard No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections."   Since FASB Statement No. 4 has been rescinded, retirements of debt are no longer automatically classified as an extraordinary item. Rather, retirements of debt are only classified as extraordinary to the extent the specified criteria in Accounting Principles Board Opinion No. 30 "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" (APB No. 30) are met. As such, the loss from the early retirement of our ESOP Notes was not classified as extraordinary as we believe it did not meet the criteria of APB No. 30. See Note 8 for further discussion of this transaction.

Recently Issued Accounting Pronouncements Not Yet Effective

In June 2001, the FASB issued Statement of Financial Accounting Standard No. 143, "Accounting for Asset Retirement Obligations" (SFAS No. 143). SFAS No. 143 requires obligations associated with retirement of long-lived assets to be capitalized as part of the carrying value of the related asset. We adopted this statement on January 1, 2003. The adoption of this statement did not have a material effect on our financial statements.

In June 2002, the FASB issued Statement of Financial Accounting Standard No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" (SFAS 146).  This standard nullifies Emerging Issues Task Force (EITF) issue No. 88-10 "Costs Associated with Lease Modification or Termination" and EITF Issue No. 94-3 "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring)."  SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized and measured at its fair value when the liability is incurred.  We will adopt the provisions of SFAS 146 for exit or disposal activities, such as restructuring, involuntarily terminating employees, and costs associated with consolidating facilities, for actions begun after December 31, 2002, as required.

In November 2002, the FASB issued FASB Interpretation No. 45 (FIN 45), "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 elaborates on the disclosures to be made by a guarantor about its obligations under certain guarantees that it has issued. In addition, this interpretation will require a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure provisions of FIN 45 are effective for annual or interim financial statements of periods ending after December 15, 2002. The recognition provisions of FIN 45 are applicable only on a prospective basis for guarantees issued or modified after December 31, 2002. See Note 19 for a discussion of our guarantees existing at December 31, 2002.

In November 2002, the Emerging Issues Task Force (EITF) issued EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables." This issue provides guidance as to how to determine when an arrangement involving multiple deliverables contains more than one unit of accounting and when more than one unit of accounting exists, how the arrangement consideration should be allocated to the multiple units. The application of this issue could affect the timing of the recognition of revenue for multiple deliverable arrangements. The guidance in this issue is prospective for revenue arrangements entered into after June 30, 2003. We are in the process of analyzing the impact this EITF will have, if any, on our revenue recognition in the future.

In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities", an Interpretation of Accounting Research Bulletin No. 51 "Consolidated Financial Statements" (FIN 46).  FIN 46 provides guidance related to identifying variable interest entities (VIEs), more commonly referred to as special purpose entities or SPEs, and in determining whether such entities should be consolidated by the entities' primary beneficiary, defined in FIN 46 as the entity that holds the majority of the variable interests in the VIE. In addition, FIN 46 requires disclosure for both consolidated and non-consolidated VIEs. Certain disclosure provisions of FIN 46 are effective for financial statements issued after January 31, 2003, and the consolidation requirements applicable to us are effective for all periods beginning after June 15, 2003. Currently we participate in four VIEs, two of which are already consolidated (See Notes 4 and 9). We are assessing the impact of this interpretation on the other two VIEs, one that is a party to our sale-leaseback transaction entered into in 2001 and a receivable securitization conduit to which our consolidated VIE sells receivables. Although we are still assessing the impact, we currently do not believe we are considered the primary beneficiary of either VIE and therefore would not be required to consolidate this entity. Our maximum potential loss related to the sale-leaseback SPE is limited to the amount of our residual value guarantee as discussed in Note 18. At December 31, 2002, there is no potential loss related to the receivable securitization conduit, as the conduit does not hold any of our receivables at that date.

Note 3.  Marketable Securities

The following is a summary of marketable securities at December 31, 2002 and 2001:

                                                                               2002                                                           2001
$ Millions	Cost	Gross Unrealized Gains	Estimated Fair Value	Cost	Gross Unrealized Losses	Estimated Fair Value
Available-for-sale: Debt mutual funds Government debt securities (non-US) Corporate debt securities Equity securities Held-to-maturity: Commercial paper & other	$ 44 8 14 5 5	$ 2 1 - - -	$ 46 9 14 5 5	$ 17 9 6 9 8	$ - - - (4) -	$ 17 9 6 5 8
Total marketable securities Current Non-current	76 === 71 5	3 === 3 -	79 === 74 5	49 === 40 9	(4) === - (4)	45 === 40 5

Proceeds from sales of available-for-sale securities were $59 million and $19 million in 2002 and 2001, respectively.  Purchases of available-for-sale securities were $95 million and $39 million in 2002 and 2001, respectively.  Gross realized gains from the sale of available-for-sale securities were $1 million and $1 million in 2002 and 2001, respectively.  During the fourth quarter of 2002, we recorded a $4 million charge related to an "other-than-temporary" impairment of an investment in common stock.

The commercial paper and other investments mature during 2003. The fair value of available-for-sale investments in debt securities by contractual maturity at December 31, 2002 are as follows ($ Millions):
Maturity Date	Fair Value
1 year or less 1 -- 5 years 5 -- 10 years After 10 years	$ 8 8 4 3

Note 4.  Sales of Receivables

In December 2000, we entered into an agreement to sell an interest in designated pools of trade receivables to Cummins Receivable Corporation (CRC), a special purpose subsidiary. The subsidiary transfers an interest in its receivables, without recourse, to limited purpose receivable securitization companies (conduits) that are established and managed by an independent financial institution. The conduits fund their purchases of receivables from the subsidiary by issuing commercial paper. To maintain a balance in the designated pools of receivables sold, we sell new receivables as existing receivables are collected. Receivables transferred to CRC that are not sold to the conduit are classified in accounts receivable and are subordinate to the conduit's interest in the pool of receivables. The agreement for the sale of receivables provides for continuation of the program on a revolving basis for a three-year period. We amended the agreement in April 2002 to change the requirement for maintaining an investment grade credit rating, which resulted in an increase in the interest rate. The terms of the agreement contain certain covenants, which among other restrictions require us to maintain minimum credit ratings, as amended, on our long-term senior unsecured debt of "BB" from Standard & Poor's and "Ba2" from Moody's.

No accounts receivable sold to the subsidiary were written off during 2002 or 2001. The weighted average interest rate on securitized repayments during 2002 and 2001 was 1.8 percent and 4.4 percent, respectively. The sold receivables servicing portfolio which is included in receivables at December 31, and the proceeds from the sale of receivables and other cash flows received from and paid to CRC follows:
$ Millions	2002	2001
Sold receivables servicing portfolio Proceeds outstanding from receivable sales Receivables sold to CRC Collections reinvested in CRC Servicing fees and interest	$ 242 - 3,420 3,409 2	$ 231 55 3,032 3,156 8

Note 5.  Joint Ventures and Alliances and Related Party Transactions

Investments in and advances to joint ventures and alliances and our ownership percentage at December 31 were as follows:

$ Millions	Ownership %	2002	2001
Consolidated Diesel European Engine Alliance AvK/SEG Newage Dong Feng Komatsu Alliances Chongqing Cummins Tata Cummins Other Total	50% 33% 50% 50% 20% - 50% 50% 50% Various	$ 60 56 36 29 26 22 18 18 $ 265 ====	$ 47 44 15 25 19 19 18 29 $ 216 ====

We have approximately $17 million in our investment account at December 31, 2002 that represents cumulative undistributed earnings in our joint ventures. Summary financial information for our joint ventures and alliances was as follows:
$ Millions	2002	2001
Net sales Gross margin Net earnings Cummins share of net earnings	$ 1,683 286 41 20	$ 1,390 183 13 7
Current assets Noncurrent assets Current liabilities Noncurrent liabilities Net assets Cummins' share of net assets	$ 609 698 (422) (432) 453 ==== $ 265	$ 368 617 (280) (327) 378 ==== $ 216

Related Party Transactions

In accordance with the provisions of various joint venture agreements, we may purchase products and components from the joint ventures, sell products and components to the joint ventures and the joint ventures may sell products and components to unrelated parties. Joint venture transfer prices to us may differ from normal selling prices. Certain joint venture agreements transfer product to us at cost, some transfer product to us on a cost-plus basis, and others transfer product to us at market value.

We purchase significant quantities of mid-range diesel and natural gas engines, components and service parts from Consolidated Diesel Company (CDC), an unconsolidated general partnership. The partnership was formed in 1980 with J. I. Case (Case) to jointly fund engine development and manufacturing capacity. Cummins and Case (now CNH Global N.V.) are general partners and each partner shares 50 percent ownership in CDC. Under the terms of the agreement, CDC is obligated to make its entire production of diesel engines and related products available solely to the partners. Each partner is entitled to purchase up to one-half of CDC's actual production; a partner may purchase in excess of one-half of actual production to the extent productive capacity is available beyond the other partner's purchase requirement. The partners are each obligated, unconditionally and severally, to purchase annually at least one engine or engine kit produced by CDC, provided a minimum of one engine or kit is produced. The transfer price of CDC's engines to the partners must be sufficient to cover its manufacturing cost in such annual accounting period, including interest and financing expenses, depreciation expense and payment of principal on any of CDC's indebtedness. In addition, each partner is obligated to contribute one-half of the capital investment required to maintain plant capacity and each partner has the right to invest unilaterally in plant capacity, which additional capacity can be utilized by the other partner for a fee. To date, neither partner has made a unilateral investment in plant capacity at CDC.

We are not a guarantor of any of CDC's obligations or commitments; however, we are required to provide up to 50 percent of CDC's base working capital as defined by the agreement. The amount of base working capital is calculated each quarter and if supplemental funding greater than the base working capital amount is required, the amount is funded through third party financing arranged by CDC, or we may elect to fund the requirement although under no obligation to do so. To date, when supplemental funding is required above the base working capital amount, we have elected to provide that funding to CDC. If the amount of supplemental funding required is less than the base working capital amount, it is funded equally by the partners. Excess cash generated by CDC is remitted to us until CDC's working capital amount is reduced to the base working capital amount. Any further cash remittances from CDC to the partners are shared equally by the partners.

All marketing, selling, warranty, and research and development expenses related to CDC products are the responsibility of the partners and CDC does not incur any of these expenses. We also provides purchasing and administrative procurement services to CDC for an annual fee shared by the partners.

All of our engine purchases from CDC are shipped directly from CDC to our customers and recorded as Cost of sales in our Consolidated Statement of Earnings. Our engine purchases from CDC are recorded at CDC's transfer price which is based upon total production costs of products shipped and an allocation of all other costs incurred during the reporting period, resulting in break-even results for CDC. We account for our investment in CDC under the equity method of accounting (see Note 2). Our investment in CDC is classified as "Investments in and advances to joint ventures and alliances" in our Consolidated Statement of Financial Position.

The following table summarizes our related party purchases included in Cost of goods sold in our Consolidated Statement of Earnings:
$ Millions	2002	2001
Engines, parts and components - CDC Engines, parts and components - other JV's	$ 457 93	$ 452 95

The Consolidated Statement of Cash Flows includes the earnings of joint ventures and alliances as reported above as well as other non-cash adjustments. The most significant adjustment included in the statement of cash flows is depreciation recorded by Consolidated Diesel, which is allocated to the joint venture partners based on the amount of their purchases. We classify depreciation and other noncash expenses related to Consolidated Diesel as "Cost of goods sold" or "Other (income) expense", respectively, in the Consolidated Statement of Earnings. The adjustments relating to Consolidated Diesel were $12 million in 2002 and $14 million in 2001.

Distributors

We have an extensive worldwide distributor and dealer network through which we sell and distribute our products and services. Generally, our distributors are divided by geographic region. Some of our distributors are wholly-owned, some partially-owned and the majority are independently owned. We consolidate all wholly-owned distributors and account for partially-owned distributors using the equity method of accounting (see Note 2).

We are contractually obligated to repurchase new engines, parts and components and signage from our North American distributors following an ownership transfer or termination of the distributor. Outside of North America, repurchase obligations and practices vary by region. In addition, we provide guarantees related to certain obligations of some distributors as more fully discussed in Note 19. All distributors that are partially-owned and those who participate in the guaranteed loan program are considered to be related parties in our Consolidated Financial Statements.

Note 6.  Goodwill and Other Intangible Assets

In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142 (SFAS 142), "Goodwill and Other Intangible Assets" which addresses financial accounting and reporting for goodwill and intangible assets. Under SFAS 142, goodwill and certain other intangible assets having indefinite useful lives are no longer amortized but are allocated to applicable reporting units for purposes of performing annual impairment tests using a fair-value-based analysis.

As required by SFAS 142, we applied this new accounting standard on January 1, 2002 to our previously recognized goodwill and intangible assets. At December 31, 2001, our net goodwill related to consolidated entities was approximately $343 million. For purposes of impairment testing, we assigned $332 million of goodwill to a component within the Filtration and Other reporting segment, $6 million to a component within the Engine Business reporting segment and $5 million to the International Distributor reporting segment. During the first quarter 2002, we completed the first step of the transitional goodwill impairment test which required us to compare the fair value of our reporting units to the carrying value of the net assets of our reporting units as of January 1, 2002. For each of our reporting units, the estimated fair value was determined utilizing the expected present value of the future cash flows of the units. Based on this analysis, we concluded that the fair value of each of our reporting units exceeded their carrying, or book value, including goodwill, and therefore we did not recognize any impairment of goodwill. As a result there was no change to our goodwill amounts during the year.

We have elected to perform the annual impairment test of our recorded goodwill as required by SFAS 142 as of the end of our fiscal third quarter. The results of this annual impairment test indicated that the fair value of each of our reporting units as of September 29, 2002 exceeded their carrying, or book value, including goodwill, and therefore our recorded goodwill was not subject to impairment.

As required by SFAS 142, our Consolidated Statement of Earnings for periods prior to its adoption have not been restated. However, the effect on our net earnings and earnings per share of excluding goodwill amortization is shown in the table below:
$ Millions, except per share amounts	2002	2001
Net earnings (loss) As reported Goodwill amortization Net earnings (loss) as adjusted	$ 72 - $ 72 =====	$ (102) 10 $ (92) =====
Basic earnings (loss) per share As reported Goodwill amortization As adjusted	$ 1.87 - $ 1.87 =====	$ (2.66) .26 $ (2.40) ======
Diluted earnings (loss) per share As reported Goodwill amortization As adjusted	$ 1.87 - $ 1.87 =====	$ (2.66) .26 $ (2.40) ======

The following table summarizes our other intangible assets with finite useful lives that are subject to amortization as of December 31:

$ Millions	2002	2001
Software Accumulated amortization Net software Trademarks and patents Accumulated amortization Net trademarks and patents Total	$ 209 (115) 94 4 (3) 1 $ 95 =====	$ 187 (82) 105 8 (4) 4 $ 109 =====

Amortization expense for software and other intangibles totaled $34 million for each year ended December 31, 2002 and 2001. Internal and external software costs (excluding those related to research, reengineering and training) and trademarks and patents are amortized generally over a five-year period. The projected amortization expense of our intangible assets, assuming no further acquisitions or dispositions, is approximately $37 million in 2003, $26 million in 2004, $18 million in 2005, $10 million in 2006 and $4 million in 2007.

Note 7.  Restructuring, Asset Impairment and Other Charges

We have continued a restructuring program initiated in 1998 to improve our cost structure. The charges related to this program include staffing reorganizations and reductions in various business segments, asset impairment write-downs for manufacturing equipment, facility closure and consolidation costs, dissolution costs and restructuring actions related to joint venture operations, cancellation of a new engine development program and exit costs related to several small business operations. As of December 31, 2001 all activities associated with the 1998 and 1999 restructuring actions were complete. As of December 31, 2002, the majority of the activities associated with the 2000 and 2001 restructuring actions were complete. The 2000 and 2001 actions were a result of the downturn in the North American heavy-duty truck market and several other end-markets and were taken in order to achieve lower production costs and improve operating efficiencies under difficult economic conditions.

A detailed discussion of the restructuring charges incurred during 2002, 2001 and 2000 accompanied by schedules that present, by major cost component and by year of provision, activity related to the restructuring charges, including adjustments to the original charges follow:
Restructuring Plan - 2002 $ Millions	Workforce Reduction	Asset Impairment	Facility Consolidation and Exit Costs	Total
Total restructuring charged to expense Cash payments Non-cash charges Reversal of excess reserves Balance at December 31, 2002	$ 11 (9) - (1) $ 1 ====	$ 3 - (3) - $ - ===	$ 2 (1) - - $ 1 ===	$ 16 (10) (3) (1) $ 2 ===

In the second quarter of 2002, we took further restructuring actions precipitated by continued weak market conditions across most of our businesses and recorded a restructuring charge of $16 million. The charge was more than offset by a $12 million reversal of excess 2000 restructuring reserves and a $5 million reversal of excess 2001 restructuring reserves. The charge included $11 million attributable to workforce reduction actions, $3 million for asset impairment and $2 million related to facility closures and consolidations. Of this charge, $5 million was associated with the Engine Business, $4 million with Power Generation, $3 million with Filtration and Other and $4 million with the International Distributor Business.

The charges included severance costs and benefit costs of terminating approximately 220 salaried and 350 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations. These actions reflect overall reductions in staffing levels due to closing operations and moving production to locations with available capacity. As of December 31, 2002 approximately 200 salaried and 350 hourly employees had been separated or terminated under this plan. We expect to complete all workforce reduction actions associated with this action by the end of the first quarter of 2003. The asset impairment charge related to equipment that was made available for disposal. The carrying value of the equipment and the effect of suspending depreciation on the equipment were not significant. In the fourth quarter of 2002, we reversed $1 million to income relating to severance accruals as the estimated severance amounts were lower than expected, primarily due to the age of the employee group that was terminated as compared to our initial estimate. As of December 31, 2002, $2 million of restructuring reserves remained in accrued liabilities. We expect to complete this restructuring action in the first quarter of 2003 and related cash payments to be disbursed by the end of second quarter of 2003.
Restructuring Plan - 2001 $ Millions	Workforce Reduction	Asset Impairment	Facility Consolidation and Exit Costs	Total

Total restructuring charged to expense
  Cash payments
  Non-cash charges
  Cash receipts
  Reallocation of excess reserves
Balance at December 31, 2001
  Cash payments
  Non-cash charges
  Cash receipts
  Reversal of restructuring reserves
Balance at December 31, 2002

	$ 14 (10) - - 3 7 (4) - - (3) $ - ====	$ 110 - (110) - - - - - 9 (9) $ - ====	$ 1 - (14) 13 - - - - - - $ - ====	$ 125 (10) (124) 13 3 7 (4) - 9 (12) $ - ====

In the second quarter of 2001, as a result of the continuing downturn in the North American heavy-duty truck market and several other end-markets, we announced further restructuring actions and recorded restructuring charges of $125 million. The charges included $14 million attributable to workforce reduction actions, $110 million for asset impairment and $1 million attributed to the divestiture of a small business operation. Of this charge, $118 million was associated with the Engine Business, $5 million with the Power Generation Business and $2 million with the Filtration and Other Business.

The workforce reduction actions included overall reductions in staffing levels and the impact of divesting a small business operation. The charges included severance and benefit costs of terminating approximately 400 salaried and 150 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations. All employees affected by this workforce reduction plan and the subsequent fourth quarter of 2001 realignment plan were terminated by the end of the fourth quarter of 2002 and all amounts related to this action have been paid.

The asset impairment charge was for equipment, tooling and related investment supporting a new engine development program that was cancelled during the second quarter of 2001. The charges included the investment in manufacturing equipment previously capitalized and cancellation charges for capital and tooling purchase commitments. The charge was reduced by the estimated salvage value related to the planned equipment disposals. In the second quarter of 2002, we recovered $8 million of salvage proceeds on planned equipment disposals, of which $5 million was in excess of previously estimated recoveries and was reversed against the original restructuring charge. In the fourth quarter 2002, we recovered an additional $1 million of salvage proceeds on planned equipment disposals. In addition, we transferred certain impaired engine equipment to a US plant as a result of moving our ISX assembly operation and realigned our workforce reduction plan. These actions resulted in a reversal of $7 million in excess charges related to this plan.

As of December 31, 2002 approximately 400 salaried and 180 hourly employees have been separated or terminated under the workforce reduction actions related to this plan. We have concluded this restructuring action and as of December 31, 2002 no amounts remain accrued related to this action.
Restructuring Plan - 2000 $ Millions	Workforce Reduction	Asset Impairment	Facility Consolidation and Exit Costs	Total

Total restructuring charged to expense
  Cash payments
  Non-cash charges
Balance at December 31, 2000
  Cash payments
  Non-cash charges
  Reallocation of excess reserves
Balance at December 31, 2001
  Cash payments
  Adjustment to asset carrying value
  Reversal of restructuring reserves
Balance at December 31, 2002

	$ 42 (5) - 37 (16) - (3) 18 (12) - (6) $ - ====	$ 102 - (68) 34 - (34) - - - 4 (4) $ - ====	$ 16 - - 16 (5) (4) - 7 - - (7) $ - ====	$ 160 (5) (68) 87 (21) (38) (3) 25 (12) 4 (17) $ - ====

During the fourth quarter of 2000, we announced restructuring plans in response to the downturn in the North American heavy-duty truck market where our shipments had declined 35 percent from 1999 and recorded a restructuring charge of $160 million. Of this amount, $131 million was associated with our Engine Business, $19 million with our Power Generation Business and $10 million with our Filtration and Other Business. The charges included workforce reduction costs of $42 million, $102 million for asset impairments (including $30 million for software developed for internal use) and $16 million associated with exit costs to close or consolidate a number of small business operations.

The workforce reduction actions included overall reductions in staffing levels and the impact of divesting a small business operation. The charges included severance and benefit costs of terminating approximately 600 salaried and 830 hourly employees and were based on amounts pursuant to established benefit programs or statutory requirements of the affected operations. In the fourth quarter of 2001, we realigned our workforce reduction plans and reallocated $3 million of excess liabilities for termination benefits to workforce reduction actions committed to during that quarter. All employees affected by this workforce reduction plan were separated or terminated by June 30, 2002 and all amounts related to this plan have been paid. Approximately 660 salaried and 725 hourly employees were affected by the workforce reduction actions associated with this plan.

The asset impairment charge of $102 million was calculated in accordance with the provisions of SFAS 121. Approximately $30 million of the charge consisted of capitalized software-in-process related to manufacturing, financial and administrative information technology programs that were cancelled during program development and prior to implementation. The remaining $72 million included $38 million for engine assembly and fuel system manufacturing equipment to be disposed of upon closure or consolidation of production operations. The equipment was expected to continue in use and be depreciated for approximately two years from the date of the change until closure or consolidation. The expected recovery value of the equipment was based on estimated salvage value and was excluded from the impairment charge. The charge also included $11 million for equipment available for disposal, $6 million for properties available for disposal, $10 million for investments, and $7 million for intangibles and minority interest positions related to divesting smaller operations and investments. The carrying value of assets held for disposal and the effect of suspending depreciation on such assets is not significant.

In the second quarter of 2002, we cancelled plans to close a filtration manufacturing plant, transferred impaired power generation equipment that was previously slated for disposal to a foreign operation and realigned our workforce reduction plan. These actions resulted in a reversal of $12 million in excess charges related to this plan. In the fourth quarter of 2002, we moved our ISX assembly to a US plant. As a result of this action, we did not need to incur costs to remove assets at two production facilities. This action resulted in a reversal of $5 million in excess charges related to this plan. We have concluded this restructuring action and as of December 31, 2002 no amounts remain accrued associated with this program.

Note 8.  Borrowing Arrangements
$ Millions	2002	2001
Short-term borrowings: Loans payable Bank overdrafts Current maturities of long-term debt Total	$ 19 - 119 $ 138 ====	$ 5 16 9 $ 30 ====

Loans payable consisted of notes payable to financial institutions of $19 million in 2002 and $5 million in 2001. The weighted average interest rate for notes payable, bank overdrafts and current maturities of long-term debt at December 31, 2002 and 2001 was 6.69 percent and 5.12 percent, respectively.

As of December 31, 2002, in addition to the $385 million revolving credit agreement discussed below, we had $128 million of unused domestic and international short-term credit facilities. The amount of borrowings outstanding under these short-term facilities at December 31, 2002 was $19 million.
$ Millions	2002	2001

Long-term debt:
Revolving Credit Facility
Notes 6.25% due 2003
Notes 6.45% due 2005
Notes 5.61% due 2010 (ESOP Trust)
Senior Notes 9.5% due 2010
Debentures 6.75% due 2027
Debentures 7.125% due 2028
Debentures 5.65% due 2098 (effective interest rate 7.48%)
Other

Unamortized discount
Capital leases
Total
Current maturities
Net long-term debt

	$ - 115 225 - 250 120 250 165 29 1,154 (40) 4 1,118 (119) $ 999 =====	$ - 125 225 55 - 120 250 165 16 956 (37) 5 924 (9) $ 915 =====

Principal payments required of long-term debt during the next five years are $119 million in 2003, $17 million in 2004, $228 million in 2005, $2 million in 2006 and $2 million in 2007.

In 1997, we issued $120 million of unsecured 6.75% debentures that mature in 2027. Net proceeds of the issue were used to repay commercial paper borrowings. Interest on the debentures is payable on February 15 and August 15 each year. Holders of the debentures may elect to be repaid on February 15, 2007 at par value together with accrued interest to February 15, 2007. Such election, which is irrevocable, must be made between December 15, 2006 and January 15, 2007. The debentures are also redeemable at our option after February 15, 2007 at a redemption price of par value plus accrued interest or an amount designed to ensure that the debenture holders are not penalized by the early redemption.

In February 1998, we issued $765 million of debt securities under a $1 billion shelf registration statement that was filed with the Securities and Exchange Commission in 1997. The issuance was comprised separately of $125 million 6.25% Notes, $225 million 6.45% Notes, $250 million 7.125% Debentures and $165 million 5.65% Debentures. Proceeds from the issuance, net of debt discount and debt issue costs, were used to finance the acquisition of Nelson Industries and to repay commercial paper borrowings. All of the Notes and Debentures bear interest at the respective rates shown in the table above and interest on each series of notes and debentures is payable on March 1 and September 1 of each year. The Notes and Debentures are unsecured and are not subject to any sinking fund requirements. The 2003 notes and the 2005 notes are not redeemable prior to maturity. We can redeem the 2028 Debentures and the 2098 Debentures at any time prior to maturity at the greater of par plus accrued interest or an amount designed to ensure that the debenture holders are not penalized by the early redemption.

In November 2002, we repaid all of the outstanding 5.61% notes due 2010 issued by the ESOP trust. The aggregate redemption price was approximately $51 million, plus accrued interest and an $8 million redemption premium. The loss due to the redemption premium is reflected as "Loss on early retirement of debt" on our Consolidated Statement of Earnings.

In November 2002, we entered into a new revolving credit facility that replaced our prior revolving credit facility. The new facility provides for aggregate borrowings of up to $385 million and expires in November 2005. Up to $150 million of the facility is available for total letters of credit. Up to $60 million of the facility may be used for multi-currency borrowings or multi-currency letters of credit. Interest on the facility varies based upon the London interbank offered rate or the ABR rate plus a spread depending upon our credit rating. As of December 31, 2002, we had $292 million available for borrowings under this facility. We are required to pay a quarterly facilities fee on unused commitments under this facility based on our credit rating. The fee was 0.40% at December 31, 2002.

In November 2002, we issued $250 million of unsecured 9.5% Senior Notes that mature in 2010. Proceeds from the issuance of approximately $244 million, net of debt issue costs, were used to repay amounts outstanding under our Sale of Receivables facility (see Note 4) and for general corporate purposes. Interest on the Notes is payable on June 1 and December 1 each year. We can redeem the Notes in whole or in part at any time after December 1, 2006 at a premium equal to 104.75% of par, declining to par in 2008, plus accrued interest. We have entered into a registration rights agreements with holders of the notes that require us to register the Notes with the SEC within 180 days of the closing date of the offering or we will be required to pay additional interest.

Our debt agreements contain several restrictive covenants. The most restrictive of these covenants applies to the $250 million 9.5% Senior Notes and our new credit facility which will, among other things, limit our ability to incur additional debt or issue preferred stock, enter into sale/leaseback transactions, pay dividends, sell or create liens on our assets, make investments and merge or consolidate with any other person. In addition we are subject to various financial covenants including a minimum net worth, a minimum debt-to-equity ratio and a minimum interest coverage ratio. As of December 31, 2002, we were in compliance with all of the covenants under our borrowing agreements. See Note 1 regarding current status of debt compliance subsequent to December 31, 2002.

Commitments under outstanding letters of credit, guarantees and contingencies at December 31, 2002 were approximately $100 million.

Note 9.  Convertible Preferred Securities of Subsidiary Trust

In June 2001, Cummins Capital Trust I (the "Trust"), a Delaware business trust and our wholly-owned subsidiary, issued 6 million shares of 7% convertible quarterly income preferred securities ("Preferred Securities"), to qualified institutional buyers for net proceeds of $291 million. The Preferred Securities represent an undivided beneficial ownership interest in the assets of the Trust. The total proceeds from the issuance of the Preferred Securities by the Trust were invested in $309 million aggregate principal amount of 7% convertible subordinated debentures (the "Debentures") that we issued. The Debentures are the sole assets of the Trust.

Holders of the Preferred Securities are entitled to receive preferential cumulative cash dividends at an annual rate of 7% of the $50 per share liquidation value. In addition, we are accreting the difference between the liquidation amount and the original proceeds received as additional dividends to the mandatory redemption date. The distribution rate and payment dates for the Preferred Securities correspond to the interest rate and payment dates for the Debentures. We may defer interest payments on the Debentures for a period not to exceed 20 consecutive quarters. If a deferral is made, the Trust will defer distributions on the Preferred Securities for a corresponding period but will continue to accrue for the distribution. We guarantee, on a subordinated basis, distributions and other payments due on the Preferred Securities, to the extent the Trust has available assets and subject to certain other restrictions (the "Guarantee"). The Guarantee, when taken together with the our obligations under the Debentures, the indenture pursuant to which the Debentures were issued, and the obligations under the Trust Agreement, provides a full and unconditional guarantee of amounts due on the Preferred Securities.

The Debentures are redeemable for cash, at our option, in whole or in part, on or after June 15, 2006. The debentures are also redeemable under certain circumstances pursuant to a federal tax event, at par, plus accrued and unpaid interest. Upon any redemption of the Debentures, the Trust will redeem a like aggregate liquidation amount of Preferred Securities. The Preferred Securities do not have a stated maturity date, however, they are subject to mandatory redemption upon maturity of the Debentures on June 15, 2031, or upon earlier redemption or upon the occurrence of an event of default.

Each Preferred Security and the related Debenture are convertible at any time prior to the close of business on June 13, 2031, at the option of the holder into shares of our common stock at the rate of 1.0519 shares per Preferred Security (equivalent to a conversion price of $47.53 per share of Cummins common stock). The Trust will convert Debentures only upon notice of conversion by a holder of Preferred Securities.

Note 10.  Other Liabilities
$ Millions	2002	2001
Current: Accrued salaries and wages Accrued retirement Income taxes payable Other	$ 124 173 28 200 $ 525 =====	$ 86 47 9 80 $ 322 =====
Non-current: Accrued retirement and post employment benefits Accrued product coverage and marketing expenses Accrued compensation Deferred income taxes Other	$ 1,009 136 46 24 70 $ 1,285 =====	$ 776 134 51 18 72 $ 1,051 =====

Note 11.  Pension and Other Postretirement Benefits

Pension Plans

We have several contributory and noncontributory pension plans covering substantially all employees. Generally, hourly employee pension benefits are earned based on years of service and compensation during active employment while future benefits for salary employees are determined using a cash balance formula. The level of benefits and terms of vesting, however, may vary among plans. Pension plan assets are administered by trustees and are principally invested in equity securities and fixed income securities. As of December 31, 2002 and 2001, pension plan assets included Cummins common stock with market values of $105 million and $144 million, respectively. It is our policy to make contributions to the various plans in accordance with statutory funding requirements and any additional funding that our actuarial consultants advise to be appropriate. Plan liabilities and the market-related value of our plan assets our determined based on a November 30 measurement date.

Other Postretirement Benefits

Our postretirement benefit plans provide various health care and life insurance benefits to eligible employees who retire and satisfy certain age and service requirements and their dependents. The plans are contributory and contain cost sharing features such as deductibles, coinsurance and spousal contributions. Retiree contributions for health care benefits are adjusted annually and we reserve the right to change benefits covered under these plans. There were no plan assets for the postretirement benefit plans as our policy is to fund benefits and expenses for these plans as claims and premiums are incurred. Plan liabilities are determined based on a November 30 measurement date.

The following tables present the changes in the benefit obligations and the various plan assets, the funded status of the plans, and the amounts recognized in the our Consolidated Statement of Financial Position at December 31, 2002 and 2001:

                                                                                      Pension                        Postretirement
$ Millions	2002	2001	2002	2001

Change in benefit obligation
Benefit obligation at beginning of year
Service cost
Interest cost
Participant contributions
Amendments
Actuarial (gain) loss
Benefits paid
Other
Benefit obligation at end of year

	$ 2,064 49 144 8 20 46 (197) 84 $ 2,218 =====	$ 1,955 51 139 7 - 68 (147) (9) $ 2,064 =====	$ 696 6 49 3 - (60) (50) - $ 644 =====	$ 665 6 50 2 - 17 (43) - $ 697 =====

Change in plan assets
Fair value of plan assets at beginning of year
Actual return on plan assets
Company contributions
Participant contributions
Benefits paid
Other
Fair value of plan assets at end of year

	$ 1,684 (56) 78 8 (197) 60 $ 1,577 =====	$ 1,995 (242) 81 7 (147) (10) $ 1,684 =====	$ - - 47 3 (50) - $ - =====	$ - - 41 2 (43) - $ - =====
Reconciliation of Funded Status Funded status Unrecognized actuarial (gain) loss Unrecognized prior service (gain) loss Unrecognized transition (asset) obligation Net amount recognized	$ (641) 745 45 (1) $ 148 =====	$ (380) 445 33 (1) $ 97 =====	$ (644) 25 (10) - $ (629) ======	$ (697) 87 (11) - $ (621) =====
Amounts recognized in Consolidated Statement of Financial Position Prepaid benefit cost Accrued benefit liability Intangible asset Accumulated other comprehensive income Net amount recognized	$ 8 (557) 78 619 $ 148 =====	$ 98 (285) 70 214 $ 97 ======	$ - (629) - - $ (629) ======	$ - (621) - - $ (621) ======

Included in the above table at December 31, 2002 and 2001, were underfunded pension plans with aggregate projected benefit obligations of $2,200 million and $1,381 million, respectively, and accumulated benefit obligations of $2,120 million and $1,314 million, respectively. The fair value of plan assets for these plans was $1,554 million and $1,012 million, respectively. A minimum pension liability adjustment is required when the actuarial present value of accumulated benefits exceeds plan assets and accrued pension liabilities. The minimum pension liability adjustment for 2002 and 2001 was $413 million and $242 million, respectively, and included charges to shareholder's investment of $405 million ($259 million after tax) in 2002 and $214 million ($135 million after tax) in 2001.

The following table presents the net periodic pension and postretirement expense under our plans:

                                                                                                       Pension                     Postretirement
$ Millions	2002	2001	2002	2001
Service cost Interest cost Expected return on plan assets Amortization of transition assets Other Net periodic benefit cost	$ 49 144 (187) - 13 $ 19 ====	$ 51 139 (174) (1) 9 $ 24 ====	$ 6 49 - - 3 $ 58 ====	$ 6 50 - - 4 $ 60 ====

The table below presents various assumptions used in determining the above information and reflects weighted average percentages for the various plans:

                                                                                                 Pension                                Postretirement
	2002	2002	2001	2001	2002	2001
Discount rate Expected return on plan assets Compensation increase rate	U.S. 7.00% 10.00% 4.75%	U.K . 5.80% 8.50% 3.25%	U.S. 7.25% 10.00% 5.25%	U.K. 6.25% 8.50% 3.50%	7.00% N/A N/A	7.25% N/A N/A

For measurement purposes, we used a 10 percent annual increase in the valuation of postretirement health care benefits declining to 5 percent over the next five years and remaining constant thereafter. An increase in health care cost trends of 1 percent would increase our accumulated postretirement benefit obligation by $33 million as of December 31, 2002 and the net periodic postretirement benefit cost for 2002 by $3 million.

Note 12.  Income Taxes

The benefit for income taxes consists of the following:

$ Millions	2002	2001
Current: U.S. Federal and state Foreign Deferred: U.S. Federal and state Foreign Benefit	$ (11) 47 36 (70) (8) (78) $ (42) ====	$ (11) 32 21 (74) 11 (63) $ (42) ====

A reconciliation of the income tax benefit at the U.S. Federal income tax rate of 35 percent to the actual income tax benefit shown above is as follows:
$ Millions	2002	2001

Earnings (loss) before income taxes:
  U.S.
  Foreign

Provision (benefit) for income taxes:
  Tax at U.S. statutory rate
  State taxes
  Nondeductible special charges
  Nondeductible goodwill amortization
  Deductible dividends on preferred securities
  Research tax credits
  Export tax benefits
  Differences in rates and taxability of foreign subsidiaries
  Settlement of IRS examinations
  All other, net
Benefit

	$ (24) 89 65 ==== 23 2 - - (7) (7) (11) 14 (57) 1 $ (42) =====	$(220) 102 (118) ==== (41) 2 2 3 (4) (8) (7) 9 - 2 $ (42) =====

The one-time 2002 tax benefit of $57 million relates to the conclusion during 2002 of the US Internal Revenue Service examinations of tax years 1994 to 1999. The $57 million includes $20 million reversal of tax reserves no longer required for the potential loss of export tax benefits, research credits, and foreign tax credits claimed during the audit period. The remaining $37 million relates to the tax benefit of deductions related to the valuation of assets for tax purposes settled during the audit period.

Carryforward tax benefits and the tax effect of temporary differences between financial and tax reporting that give rise to net deferred tax assets at December 31 are:

$ Millions	2002	2001

U.S. Federal carryforward benefits:
  Net operation loss, expiring 2021 and 2022
  Research tax credits, expiring 2008 and 2022
  Minimum tax credits, no expiration

  Employee benefit plans
  Minimum pension liability
  Product coverage and marketing expenses
  Other differences, net
Deferred tax assets
  U.S. plant and equipment
  Net foreign taxable differences, primarily plant and equipment
Deferred tax liabilities
Net deferred tax assets

	$ 173 97 10 280 238 221 109 56 904 (128) (12) (140) $ 764 ====	$ 125 92 12 229 258 77 107 15 686 (123) (21) (144) $ 542 ====

The deferred income tax balances are classified in the Consolidated Statement of Financial Position as follows:

$ Millions	2002	2001
Current assets Noncurrent assets Noncurrent liabilities	$ 148 640 (24) $ 764 ====	$ 138 422 (18) $ 542 ====

We expect to realize all of our deferred tax assets, including the use of all carryforwards, before expiration.

Note 13.  Derivatives and other Financial Instruments

We are exposed to financial risk resulting from volatility in foreign exchange rates, interest rates and commodity prices. This risk is closely monitored and managed through the use of financial derivative instruments. As stated in our policies and procedures, financial derivatives are used expressly for hedging purposes, and under no circumstances are they used for speculation or trading. Our derivative transactions are entered into only with banking institutions that have strong credit ratings, and thus the credit risk associated with these contracts is not considered significant. The status and results of our hedging program activities are reported to senior management on a periodic basis. The following table summarizes our outstanding derivatives by risk category and instrument type at December 31:

$ Millions	2002 Notional Amount	2002 Fair Value	2001 Notional Amount	2001 Fair Value
Foreign Currency: Forward Contracts	$ 295	$ 4	$ 119	$ 1
Interest Rate: Swaps	-	-	225	4
Commodity Price: Fixed Price Swap	5	-	11	(1)
	$ 300 ====	$ 4 ====	$ 355 ====	$ 4 ====

Foreign Currency Exchange Rate Risks

Due to our international business presence, we are exposed to foreign currency exchange risks. We transact business extensively in foreign currencies and as a result, our earnings experience some volatility related to movements in foreign currency exchange rates. To help manage our exposure to exchange rate volatility, we use foreign exchange forward contracts on a regular basis to hedge forecasted intercompany and third party sales and purchases denominated in non-functional currencies. In April 2002, we began hedging our foreign currency exposure to variability in the functional currency equivalent cash flows associated with forecasted transactions. These forward contracts are designated and qualify as foreign currency cash flow hedges under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and are recorded in the Consolidated Balance Sheet at fair value in Other Current Assets and Other Accrued Liabilities. The effective portion of the unrealized gain or loss on the forward contract is deferred and reported as a component of "Accumulated other comprehensive income". When the hedged forecasted transaction (sale or purchase) occurs, the unrealized gain or loss is reclassified into earnings in the same line item associated with the hedged transaction in the same period or periods during which the hedged transaction affects earnings. For the year ended December 31, 2002, $4 million of gain was reclassified from "Accumulated other comprehensive income" to earnings. The ineffective portion of the hedge, unrealized gain or loss, if any, is recognized in "Other (income) expense" in current earnings during the period of change. As of December 31, 2002, $2 million of deferred gains included in equity ("Accumulated other comprehensive income" in the Consolidated Statement of Financial Position) are expected to be reclassified to earnings over the next twelve months. For the year ended December 31, 2002, there were no circumstances that would have resulted in the discontinuance of a cash flow hedge.

Our internal policy allows for managing anticipated foreign currency cash flow for up to one year. As of December 31, 2002, approximately 97 percent of the notional amount of the forward contracts shown in the table above were attributable to five currencies, the British Pound (49 percent), the Australian Dollar (19 percent), the Euro (15 percent), the Mexican Peso (9 percent) and the Japanese Yen (5 percent). As of December 31, 2001, approximately 82 percent of the contracts were attributable to three currencies, the British Pound (28 percent), the Australia Dollar (29 percent) and the Euro (25 percent).

To minimize the earnings volatility resulting from the remeasurement of receivables, payables and payables denominated in foreign currency, we enter into foreign currency forward contracts. The objective is to offset the gain or loss from remeasurement with the fair market valuation of the forward contract. These derivative instruments are not designated as hedges under Statement of Financial Accounting Standards No. 133, "Accounting Standards for Derivative Instruments and Hedging Activities". Gain or loss on the derivative instrument and remeasurement of the receivable and payable is reported as "Other (income) expense" in our Consolidated Statement of Earnings and included a loss of $7 million and a gain of $1 million for the years ended December 31, 2002 and 2001, respectively.

Interest Rate Swaps

We are exposed to market risk from fluctuations in interest rates. We manage our exposure to interest rate fluctuations through the use of interest rate swaps. The objective of the swaps is to more effectively balance our borrowing costs and interest rate risk and reduce financing costs. Currently, we have no interest rate swaps outstanding.

In November 2002, we terminated an interest rate swap relating to our 6.45% Notes that mature in 2005. The swap converted $225 million notional amount from fixed rate debt into floating rate debt and would have matured in 2005. The termination of the swap resulted in a $12.3 million gain. The gain is being amortized to earnings as a reduction of interest expense over the remaining life of the debt. The amount of gain recognized during 2002 was $0.9 million. The remaining balance of the deferred gain is classified as "Long-term debt" in our Consolidated Statement of Financial Position.

In March 2001, we terminated three fixed-to-floating interest rate swap agreements related to Cummins 6.25% Notes with principal amount of $125 million due in 2003 and 6.45% Notes with principal amount of $225 million due in 2005. The termination of these swaps resulted in a $9.0 million gain. The gain is being amortized to earnings as a reduction of interest expense over the remaining life of the debt. The amount of gain recognized during 2002 and 2001 was $2.9 million and $2.5 million, respectively. The remaining balance of the deferred gain is classified as "Long-term debt" in our Consolidated Statement of Financial Position.

We have equity method investees whose financial results are not consolidated that have entered into floating-to-fixed interest rate swap agreements. The swaps have been designated and qualify as a cash flow hedge under SFAS 133. We record our share of the gain or loss on these instruments in "Accumulated other comprehensive income." As of December 31, 2002, the gains and losses related to these swaps were not material.

Commodity Price Swaps

We are exposed to fluctuations in commodity prices due to contractual agreements with component suppliers. In order to protect ourselves against future price volatility and, consequently, fluctuations in gross margins, we enter into fixed price swaps with designated banks to fix the cost of certain raw material purchases with the objective of minimizing changes in inventory cost due to market price fluctuations. The fixed price swaps are derivative contracts and are designated as cash flow hedges under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" and are recorded in the Consolidated Statement of Financial Position at fair value in Other Current Assets and Other Accrued Liabilities. The effective portion of the unrealized gain or loss is deferred and reported as a component of "Accumulated other comprehensive income". When the hedged forecasted transaction (purchase) occurs, the unrealized gain or loss is reclassified into earnings in the same line item associated with the hedged transaction in the same period or periods during which the hedged transaction affects earnings. As of December 31, 2002, unrealized gains and losses related to commodity swaps were not material. The ineffective portion of the hedge is recognized in "Other (income) expense" in current earnings in the period in which the ineffectiveness occurs.

Our internal policy allows for managing cash flow hedges for up to three years. For the year ended December 31, 2002, there were no circumstances that would have resulted in the discontinuance of a cash flow hedge.

Fair Value of Financial Instruments

Based on borrowing rates currently available to us for bank loans with similar terms and average maturities, the fair value of total debt, including current maturities, at December 31, 2002, was approximately $1,058 million. The carrying value at that date was $1,137 million. At December 31, 2001, the fair and carrying values of total debt, including current maturities, were $822 million and $945 million, respectively. The carrying values of all other receivables and liabilities approximated fair values.

Note 14.  Shareholders' Investment

Dividends

In December 1999, our Board of Directors approved an increase in the quarterly common stock cash dividend from 27.5 cents per share to 30.0 cents per share.

Treasury Stock

In a series of authorizations beginning in 1994, our Board of Directors authorized the purchase of up to 8 million shares of the Cummins common stock in the open market. As of December 31, 2002, we had purchased approximately 5.5 million treasury shares under that authorization, with the last purchase occurring in 2000. Treasury stock activity for the three year period ended December 31, 2002 consisting of shares repurchased and shares issued and the respective amounts thereof, is presented in the Consolidated Statement of Shareholder's Investment.

Shareholders' Rights Plan

We have a shareholders' rights plan that was adopted in 1986. The rights plan provides that each share of Cummins common stock has associated with it a stock purchase right. The rights plan becomes operative when a person or entity acquires 15 percent of Cummins common stock or commences a tender offer to purchase 20 percent or more of Cummins common stock without the approval of our Board of Directors. In the event a person or entity acquires 15 percent of Cummins common stock, each right, except for the acquiring person's rights, can be exercised to purchase $400 worth of common stock for $200. In addition, for a period of 10 days after such acquisition, our Board of Directors can exchange such right for a new right which permits the holders to purchase one share of Cummins common stock for $1. If a person or entity commences a tender offer to purchase 20 percent or more of Cummins common stock, unless the Board of Directors redeems the rights within 10 days of the event for a redemption price equal to $.01 per whole right, each right can be exercised to purchase one share for $200. If the person or entity becomes an acquiring person, then the provisions noted above apply. The rights plan also allows holders of the rights to purchase shares of the acquiring person's stock at a discount if we are acquired or 50 percent of our assets or earnings power are transferred to an acquiring person.

Employee Stock Ownership Plan

We have an Employee Stock Ownership Plan ("ESOP") trust that was established in 1989 for certain domestic salaried employees participating in our 401(k) Retirement and Savings Plan ("RSP"). The ESOP was leveraged when the trust borrowed $75 million from us and purchased 2.3 million shares of Cummins Inc. common stock at $31.75 per share (amounts reflect two-for-one common stock split). In 1990, the trust issued notes in a private placement and repaid the principal amount owed to us. We guaranteed the trust's notes and recorded a liability for them on the Consolidated Statement of Financial Position as Long-term debt. In connection with the issuance of the 9.5% Senior Notes and the new Revolving Credit Facility, the ESOP notes were repaid (see Note 8). As a result of the repayment of the ESOP notes, the ESOP now has a note payable to us which will be funded through future company contributions to the trust.

Our annual cash contribution to the ESOP together with dividends received on the common stock held by the ESOP were used to fund interest and principal on the ESOP notes and will be used to fund the note payable to us in the future. As the debt is repaid, shares are allocated to participants in proportion to their contributions to the RSP. Compensation expense is recorded as shares are allocated to plan participants each year and reduced by the common stock dividends received by the trust. Unearned compensation is included in the Consolidated Statement of Shareholder's Investment and represents compensation expense we will record in the future as the remaining shares are allocated to participants. All shares issued to the ESOP trust are considered outstanding for purposes of computing earnings per share. Cash contributions to the trust and dividends received by the trust on ESOP shares were $7.4 million and $ 2.2 million in 2002 and 7.0 million and $2.3 million in 2001. Annual compensation expense for the ESOP was $3.2 million and $3.6 million in 2002 and 2001, respectively. At December 31, 2002, the ESOP trust held 894,055 shares allocated to participants and 852,909 unallocated shares.

Employee Benefits Trust

In 1997, we established the Employee Benefits Trust funded with common stock for use in meeting its future obligations under employee benefit and compensation plans. While the trust may be used to fund a number of these plans, the principal use, in addition to shares of its common stock held in the ESOP, is in funding matching contributions to employee accounts in the Retirement and Savings Plan made in proportion to employee contributions under terms of the RSP. We allocate shares to employee accounts as our matching contributions are made to the Trust. Contributions charged to earnings were $7.5 million in 2002 and $7.7 million in 2001.

Stock Incentive and Stock Option Plans

We had a stock incentive plan, which expired on December 31, 2002, that provided for the issuance of stock appreciation rights and restricted stock and the granting of common stock options to officers and other eligible employees. Under the provisions of the plan, up to one percent of our outstanding shares of common stock at the end of each year was available for issuance each succeeding calendar year in which the plan was in effect. During 2002 and 2001 we granted 285,300 and 2,072,500 common stock options, respectively, some of which were granted outside the plan at the discretion of the Compensation Committee of our Board of Directors.

Under the stock incentive plan and other awards, restricted common stock was awarded at no cost to certain employees. Participants are entitled to cash dividends and voting rights. Restrictions limit the sale or transfer of the shares during a four-year period whereby the restrictions lapse after two years and thirty days. One-third of the shares issued are released each year thereafter thirty days following the anniversary grant date, provided the participant remains an employee. Upon issuance of stock pursuant to the awards, unearned compensation equivalent to the market price of the stock at the date of grant is charged to shareholder's investment and amortized as compensation expense over the four-year restriction period. Restricted shares granted under these programs in 2002 and 2001 were 6,200 and 18,000 shares, respectively. The weighted average fair value of shares granted during 2002 and 2001 was $30.55 and $37.71, respectively. Compensation expense under these programs was $6.9 million and $12.6 million in 2002 and 2001, respectively.

The table below summarizes activity in the our stock incentive and option plans for the two-year period ended December 31, 2002:
	Options	Weighted Average Exercise Price
Balance, December 31, 2000 Granted Exercised Cancelled Balance, December 31, 2001 Granted Exercised Cancelled Balance, December 31, 2002	4,005,630 2,072,500 (60,850) (116,360) 5,900,920 285,300 (243,925) (250,010) 5,692,285 ========	$ 44.43 37.42 37.09 46.58 42.00 33.23 37.52 40.93 $ 41.78 =====
Exercisable, December 31, 2001 Exercisable, December 31, 2002	2,987,820 3,570,385	$ 45.93 $ 44.28

The weighted average fair value of options granted during the last two years follows:

2001 2002	$ 13.46 $ 13.07

Our fair value calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions:

	2002	2001
Expected Life Risk-free interest rate Volatility Dividend Yield	10 years 4.9% 41% Current dividends	10 years 5.8% 47% Current dividends

The table below summarizes stock option information at December 31, 2002:

                                                                     Options Outstanding                        Options Exercisable
Exercise Price Range	Number of Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
$ 19.38 - 29.06 $ 29.07 - 43.60 $ 43.61 - 65.40 $ 65.41 - 79.81	107,700 4,304,500 1,264,035 16,050 5,692,285 ========	9.7 6.8 4.2 4.1 6.2	$ 24.99 38.52 54.03 66.48 $ 41.78	82,700 2,222,600 1,249,035 16,050 3,570,385 ========	$ 25.09 39.30 54.12 66.48 $ 44.28

Note 15.  Other (Income) Expense

The major components of other (income) expense included in the Consolidated Statement of Earnings are shown below:
$ Millions	2002	2001

Operating expense:
  Amortization of goodwill and other intangibles
  Scrap income
  Refund of customs duty
  Foreign currency losses
  Gain on sale of businesses and distributors
  Royalty income
  Other
   Total operating expense

	$ 2 (2) (2) 14 (3) (1) 3 11	$ 12 (2) (2) 11 - (2) (2) 15

Non-operating income
  Interest income
  Rental income
  Bank charges
  Impairment loss on available for sale securities
  Non-operating partnership costs
  Technology income from JV partners
  Other, net
    Total non-operating income
    Total other income

	(11) (4) 5 3 3 (7) (7) (18) $ (7) ====	(8) (9) 4 (2) 4 - (4) (15) $ - ====

Note 16.   Accumulated Other Comprehensive Loss:
$ Millions	Foreign Currency Translation Adjustment	Minimum Pension Liability Adjustment	Unrealized Gain (Loss) on Marketable Securities	Unrealized Gain (Loss) on Derivatives	Accumulated Other Comprehensive Loss
Balance, Dec .31, 2000 Net change	$ (161) (25)	$ (2) (135)	$ (4) 2	$ - (1)	$ (167) (159)
Balance, Dec. 31, 2001 Net change	(186) 50	(137) (259)	(2) 4	(1) 3	(326) (202)
Balance, Dec .31, 2002	$ (136) =====	$ (396) =====	$ 2 ====	$ 2 ====	$ (528) =====

Note 17.  Business Segments and Geographic Information

We have four reportable business segments: Engine, Power Generation, Filtration and Other and International Distributors. This reporting structure is organized according to the products and markets each segment serves. This type of reporting structure allows management to focus its efforts on providing enhanced service to a wide range of customers.

The Engine segment produces engines and parts for sale to customers in automotive and various industrial markets. The engines are used in trucks of all sizes, buses and recreational vehicles, as well as various industrial applications including construction, mining, agriculture, marine, rail and military. The Power Generation segment is an integrated provider of power systems selling engines, generator sets and alternators and providing rental of power equipment for both standby and prime power uses. The Filtration and Other segment includes sales of filtration products, exhaust systems and turbochargers. The International Distributor segment includes company owned distributorships engaged in selling engines, generator sets, and service parts, performing service and repair activities on our products and maintaining relationships with various original equipment manufacturers.

The accounting policies of the segments are the same as those described in Note 2, Summary of Significant Accounting Policies. Profit before interest and taxes and other nonrecurring charges and return on average net assets excluding debt, taxes and nonrecurring accruals are the primary basis for the chief operating decision maker, our Chairman and Chief Executive Officer, to evaluate the performance of each of our business segments. As a result, no allocation of debt-related items and income taxes is made to the individual segments.

Summarized financial information regarding our reportable business segments is shown in the table below:
$ Millions	Engine	Power Generation	Filtration & Other	International Distributor	Eliminations	Total
2002
Net sales	$ 3,435	$ 1,226	$ 951	$ 574	$ (333)	$ 5,853
Depreciation and amortization	134	49	32	5	-	220
Income from joint ventures and alliances	12	2	6	2	-	22
Earnings (loss) before interest, taxes, restructuring, asset impairment and other and cumulative effect of change in accounting principle	28	(26)	88	32	-	122
Restructuring, asset impairment and other	(12)	1	1	4	-	(6)
Earnings (loss) before interest , taxes and cumulative effect of change in accounting principle	40 ===	(27) ====	87 ====	28 ===	- ====	128 ===
Net assets	534	287	641	166	-	1,628
Investment in joint ventures and alliances	179	65	11	10	-	265
Capital expenditures	42	24	20	4	-	90
2001
Net sales	$ 3,121	$ 1,422	$ 889	$ 562	$ (313)	$ 5,681
Depreciation and amortization	140	46	40	5	-	231
Income from joint ventures and alliances	3	2	4	1	-	10
Earnings before interest, taxes and restructuring, asset impairment and other	(91)	81	66	27	-	83
Restructuring, asset impairment and other	118	5	1	1	-	125
Earnings (loss) before interest and taxes	(209) ====	76 ===	65 ===	26 ===	- ===	(42) ====
Net assets	740	314	638	168	-	1,860
Investment in joint ventures and alliances	159	42	8	7	-	216
Capital expenditures	141	39	18	8	-	206

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:
$ Millions	2002	2001

Earnings (loss) before interest, taxes and cumulative effect for business segments
Interest expense
Benefit for income taxes
Minority interest
Dividends on preferred securities of subsidiary trust
Cumulative effect of change in accounting principle, net of tax
Net earnings (loss)

	$ 128 (63) 42 (17) (21) 3 $ 72 ====	$ (42) (76) 42 (15) (11) - $ (102) =====
$ Millions	2002	2001
Net assets for business segments Liabilities deducted in arriving at net assets Deferred tax assets not allocated to segments Debt-related costs not allocated to segments Total assets	$ 1,628 2,406 788 25 $ 4,847 ======	$ 1,860 1,896 560 19 $ 4,335 =====

The table below presents certain segment information by geographic area.  Net sales attributed to geographic areas are based on the location of the customer.

$ Millions	2002	2001
United States United Kingdom Canada Other foreign countries Net sales	$ 3,202 310 283 2,058 $5,853 =====	$ 3,045 371 303 1,962 $ 5,681 =====
United States United Kingdom Other foreign countries Long-lived assets	$ 1,221 225 326 $ 1,772 =====	$ 1,242 197 306 $ 1,745 =====

Our largest customer is DaimlerChrysler AG and its subsidiaries. Worldwide sales to this customer were $0.8 billion in 2002 and $0.8 billion in 2001, representing 14 percent of consolidated net sales in each period. No other customer accounted for more than 10 percent of consolidated net sales.

Note 18.  Leases

We lease certain manufacturing equipment, facilities, warehouses, office space and equipment, aircraft and automobiles for varying periods under lease agreements.  Most of the leases are non-cancelable operating leases with fixed rental payments, expire over the next ten years and contain renewal provisions.  Rent expense under these leases approximated $87 million and $75 million in 2002 and 2001, respectively.  We have guaranteed residual values of $8.4 million under certain operating leases at December 31, 2002, excluding the Power Rent and Sale/Leaseback transactions discussed below.

Following is a summary of the future minimum lease payments under capital and operating leases with terms of more than one year at December 31, 2002, together with the net present value of the minimum payments:
$ Millions	Capital Leases	Operating Leases
2003 2004 2005 2006 2007 After 2007 Total minimum lease payments Interest Present value of net minimum lease payments	$ 1.1 1.0 ..9 ..9 ..3 .7 4.9 (.8) $ 4.1 ===	$ 70 58 46 41 40 193 $ 448 ====

In addition, we have subleased certain of the operating lease facilities to third parties. The future minimum lease payments due from lessees under those arrangements are $1.1 million in 2003, $1.1 million in 2004, $1.0 million in 2005, $1.1 million in 2006, $1.1 million in 2007 and $2.6 million thereafter.

Power Rent Business

In 1999, our Power Generation Business entered into an ongoing leasing program in which it builds and sells power generation equipment inventory to a financial institution and leases the equipment and related components back under a one year, noncancelable lease arrangement. The equipment is sold at cost and pursuant to lease accounting rules, the excess of the fair value of the equipment sold over its cost is recognized as prepaid rent and reflects the normal profit margin that would have been realized at the time of sale. The margins on the equipment sales are deferred and the leases recorded as operating leases. We sublease the equipment to customers under short-term rental agreements with terms that vary based upon customer and geographic region. At the end of the lease term, we may either negotiate a lease extension with the lessor, purchase the equipment based on rates derived from the equipment's expected residual value or arrange the sale of the equipment to an unrelated third party for fair market value. When the equipment is sold, we are obligated to pay the lessor the difference, if any, between the sale proceeds of the equipment and the lessor's unamortized value of the equipment up to a maximum of 87 percent.  The maximum amount of the guarantee at December 31, 2002 was approximately $95 million.  The lessor or we may terminate the leasing program at any time with respect to any equipment not yet leased. In the event of such termination, we must arrange for and effect not later than one year from the termination date or upon expiration of the lease term, whichever occurs first, a termination of all leased equipment and a sale of all equipment provided that in the event the program is terminated or the equipment is sold, the unguaranteed residual value of the equipment shall equal $0. Should the lessor terminate the leasing program, we have the right to purchase all of the equipment at its then unamortized value not later than one year from the termination date or upon expiration of the lease term, whichever occurs first. Since the inception of the rental program, we have not incurred any losses on equipment sales under this program. Upon termination of the leases, the previously deferred margins on the sale to the financial institution are recorded as income.

At December 31, 2002, we had $199 million of power generation equipment in the leasing program. Future minimum lease payments under the rental program are included in the table above.

Sale and Leaseback Transactions

In June 2001, we entered into a bridge lease agreement whereby we sold and leased back certain heavy-duty engine manufacturing equipment. The lease was accounted for as an operating lease. Proceeds from the transaction were $119 million and were used to reduce debt and working capital and fund lease transaction costs. The net book value of the equipment was $104 million resulting in a $15 million pre-tax deferred gain.

The bridge lease contained a fixed purchase option that we exercised in December 2001. Under the option, we reacquired the equipment and refinanced the initial leaseback transaction by entering into a new sale-leaseback agreement. The resulting lease was accounted for as an operating lease. Under the new lease, we received proceeds of $125 million, $6 million higher than the June proceeds, primarily as a result of an increase in the appraised value of the equipment during the interim period. We recorded a deferred gain of $23 million that will be amortized over the lease term net of a $9 million lease residual value guarantee. The lease term is 11.5 years, expiring June 28, 2013 and contains an early buyout purchase option on January 14, 2009. The early buyout option can be exercised for approximately $81 million, or 65 percent of the equipment's fair market value at the inception of the lease. If we do not exercise the early buyout option, we are obligated to purchase insurance that insures the residual value of the equipment. At the end of the lease term, we are obligated to pay the difference, if any, between the amount of the residual value guarantee and the fair market value of the equipment. Rent expense under the lease agreements approximated $12 million and $6 million in 2002 and 2001, respectively. The future minimum payments under the lease, excluding the residual value guarantee, are included in the table shown above.

The lease agreement includes certain default provisions requiring us to make timely rent payments, maintain, service, repair and insure the equipment, procure residual value insurance and maintain minimum debt ratings for our long-term senior unsecured debt obligations.

In September 2001, we entered into two sale-leaseback transactions with an aggregate value of $18 million whereby we sold and leased back two aircraft. The leases were accounted for as operating leases. The transactions resulted in the recording of a pre-tax deferred gain of $8 million that is being amortized over the life of the leases as a reduction in rent expense. The base lease term for both leases is 124 months and provides for an early buyout option on January 1, 2009 at expected fair market value or we may purchase the aircraft at the end of the lease term for its then fair market value. Rent expense under these leases approximated $.8 million and $.2 million in 2002 and 2001, respectively. Future minimum lease payments under the leases are included in the table above.

Note 19.  Contingencies, Guarantees and Indemnifications

We are defendants in a number of pending legal actions, including actions related to use and performance of the our products. We carry product liability insurance covering significant claims for damages involving personal injury and property damage. In the event we are determined to be liable for damages in connection with actions and proceedings, the unreserved portion of such liability is not expected to be material. We also have been identified as a potentially responsible party at several waste disposal sites under U.S. and related state environmental statutes and regulations and have joint and several liability for any investigation and remediation costs incurred with respect to such sites. We deny liability with respect to many of these legal actions and environmental proceedings and are vigorously defending such actions or proceedings. We have established reserves that we believe are adequate for our expected future liability in such actions and proceedings where the nature and extent of such liability can be reasonably estimated based upon presently available information.

Our engine products are also subject to extensive statutory and regulatory requirements that directly or indirectly impose standards with respect to emissions and noise. In April 2002, we received certification from the U.S. Environmental Protection Agency (EPA) for our ISX heavy-duty diesel truck engine. In May 2002, we received certification from the EPA for our medium-duty 5.9-litre ISB engine that is used in trucks, buses, RV's, step vans and other medium-duty applications. In September 2002, the EPA certified our ISM heavy-duty diesel truck engine. These certifications affirm our compliance with stringent new emission standards that became effective October 1, 2002 and permit us to produce and sell these engines under the new emissions standards. The standards were established in a consent decree that we entered into with the EPA, the U.S. Department of Justice and the California Air Resources Board (CARB) in October 1998 along with other diesel engine manufacturers. In issuing our certifications, the EPA also affirmed the use of Auxiliary Emissions Control Devices (AECD) that we submitted.

We are on schedule to meet the requirements to pull forward the reduction of emissions levels for off-highway engines of 300 to 750 horsepower that become effective under the consent decree on January 1, 2005. We believe meeting this requirement has been facilitated by our development work for the on-highway heavy-duty and medium-duty engines.

U.S. Distributor Guarantees

We have entered into an operating agreement with Citicorp Leasing, Inc. pursuant to which we agreed to guarantee revolving loans, equipment term loans and leases, real property loans and letters of credit made by Citicorp Leasing, Inc. to certain independent Cummins and Onan distributors in the United States, as well as certain distributors in which we own an equity interest. Under the terms of the operating agreement, our guarantee of any particular financing will be limited to the amount of the financing in excess of a particular distributor's "borrowing base". The "borrowing base" of any particular distributor is equal to the amount that Citicorp Leasing, Inc. would have allowed the distributor to borrow absent our guarantee.

In the event that any distributor is in default under any financing or:

  at any time on or before August 31, 2004, the rating on our long-term senior unsecured debt from Standard & Poor's is less than "BB" or from Moody's is less than "Ba2"; or

  at any time on or after September 1, 2004, the rating on our long-term senior unsecured debt from Standard & Poor's is less than "BBB-" or from Moody's is less than "Baa3";

then we will be required to guarantee the entire amount of each financing under the terms of the operating agreement. In addition, in the event the rating on our long-term senior unsecured debt falls below the thresholds described above, we will also be required to pay to Citicorp Leasing, Inc. a monthly fee equal to 0.50% per annum on the daily average outstanding balance of each financing arrangement under the operating agreement. Further, in the event that any distributor defaults under a particular financing arrangement, we will be required to purchase the assets of that distributor that secure its borrowings under the financing arrangement.

The operating agreement will continue in effect until February 7, 2007, and may be renewed by the parties for additional one-year terms. As of December 31 2002, we had $43.2 million of guarantees outstanding under the operating agreement relating to distributor borrowings of $ 292.2 million.

Canadian Distributor Guarantees

We have entered into a number of guarantee agreements with The Bank of Nova Scotia pursuant to which we have agreed to guarantee borrowings of certain independent distributors of our products. Under the terms of these agreements, our guarantee with respect to any one financing arrangement between a distributor and The Bank of Nova Scotia is limited to 50% of the aggregate principal amount of the financing. As of December 31, 2002, we had $15.4 million of guarantees outstanding under these guarantee agreements relating to distributor borrowings of $30.7 million.

Other Guarantees

In addition to the guarantees discussed above, from time to time we enter into other guarantee arrangements, including sale of foreign receivables with recourse, guarantees of customer financing and other miscellaneous guarantees of third party debt. The maximum potential loss related to these other guarantees is $10.3 million at December 31, 2002.

Indemnifications

Periodically, we enter into various contractual arrangements where we agree to indemnify a third party against certain types of losses. Common types of indemnifications include:

  Asset sale agreements where we agree to indemnify the purchaser against future environmental exposures related to the asset sold

  Any contractual agreement where we agree to indemnify the counter-party for losses suffered as a result of a misrepresentation in the contract

Because the indemnifications are not related to specified known liabilities and due to the their uncertain nature, we are unable to estimate the maximum amount of the potential loss associated with these indemnifications.

Note 20.   Selected Quarterly Financial Data (unaudited):

                                                                                                       2002

$ Millions, except per share amounts	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Net sales
Gross margin
Earnings (loss) before cumulative effect
  of change in accounting principle
Cumulative effect of change in accounting
  principle, net of tax
Net earnings (loss)
Per common share
  Basic
    Earnings (loss) before cumulative effect
      of change in accounting principle
    Cumulative effect of change in accounting
      principle, net of tax
    Net earnings (loss)
  Diluted
    Earnings (loss) before cumulative effect
      of change in accounting principle
    Cumulative effect of change in accounting
      principle, net of tax
  Net earnings (loss)

Dividends
Stock price per share
  High
  Low

	$ 1,333 226 (29) 3 (26) ==== $ (.75) .07 (.68) ==== $ (.75) .07 (.68) === ..30 $47.96 35.00	$ 1,458 274 12 - 12 ==== $ .33 - .33 === $ .33 - ..33 === ..30 $50.19 30.62	$ 1,648 310 40 - 40 ==== $1.03 - 1.03 === $ .96 - ..96 === ..30 $33.14 23.42	$ 1,414 223 46 - 46 ==== $1.19 - 1.19 === $1.10 - 1.10 === ..30 $31.44 19.69	$ 5,853 1,033 69 3 72 ==== $1.80 .07 1.87 === $1.80 .07 1.87 === 1.20
2001
Net sales Gross margin Net earnings (loss) Per common share Basic Diluted Dividends Stock price per share High Low	$ 1,349 232 (26) $(.68) (.68) ..30 $43.27 34.40	$ 1,461 269 (82) $(2.14) (2.14) ..30 $45.50 35.77	$ 1,408 255 3 $.08 ..08 ..30 $43.50 28.00	$ 1,463 265 3 $.08 ..08 ..30 $39.65 30.75	$ 5,681 1,021 (102) $(2.66) (2.66) 1.20

The first quarter 2002 data has been restated to reflect a change in accounting principle related to the pension plan measurement date as discussed in Note 11. The decision to change was made in the fourth quarter of 2002, which is reflected retroactively as of the beginning of the fiscal year.

Included in the fourth quarter 2002 net loss is a loss of $8 million related to the early retirement of the ESOP notes. Included in the second quarter 2001 net loss are restructuring, asset impairment and other charges of $125 million ($84 million net of tax or $2.20 per share).

At December 31, 2002, there were approximately 4,391 holders of record of our $2.50 par value common stock.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CUMMINS INC.

By	/s/ Jean Blackwell Jean Blackwell Chief Financial Officer and Chief of Staff (Principal Financial Officer)	By	/s/ Susan K. Carter Susan K. Carter Vice President - Finance (Principal Accounting Officer)

Date:  May 12, 2003